UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.)

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Culp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CULP Innovation Center at Congdon Yards

410 W. English Road, 5th Floor

High Point, North Carolina 27262

Telephone: (336) 889-5161

NOTICE OF 2026 ANNUAL MEETING

OF SHAREHOLDERS

To Our Shareholders:

Culp, Inc. (the “Company”) will hold its 2026 Annual Meeting of Shareholders (the “Annual Meeting”) at the Company’s corporate offices located at CULP Innovation Center at Congdon Yards, 410 W. English Road, 5th Floor, High Point, North Carolina 27262, on Wednesday, September 23, 2026, at 8:00 AM Eastern Time.

The purpose of the Annual Meeting is to:

(1)
Elect seven directors for a one-year term expiring as of our 2027 annual meeting of shareholders;
(2)
Ratify the appointment of Grant Thornton LLP as our independent auditors for fiscal 2027;
(3)
Approve, through a non-binding advisory vote, the compensation of our named executive officers as disclosed in the accompanying Proxy Statement (“Say-on-Pay”); and
(4)
Consider any other business that properly comes before the meeting or any adjournment thereof.

Only shareholders whose names appear of record on our books as of the close of business on July 28, 2026 (the "record date"), are entitled to vote during the Annual Meeting or any adjournments thereof.

You are cordially invited to attend the Annual Meeting in person, but if you are unable to do so, please vote by proxy over the Internet, by telephone or by completing the enclosed proxy card and signing, dating and returning the card at your earliest convenience. Voting over the Internet, by telephone or by written proxy card will ensure your representation at the Annual Meeting regardless of whether you attend in person. If you attend the Annual Meeting and desire to revoke your proxy and vote in person, you may do so. In any event, you are entitled to revoke your proxy at any time before it is exercised.

We are electronically disseminating Annual Meeting materials to our shareholders, as permitted under the “Notice and Access” rules approved by the Securities and Exchange Commission. Shareholders will receive a Notice of Internet Availability of Proxy Materials containing instructions on how to access Annual Meeting materials via the Internet. The Notice also provides instructions on how to obtain paper copies if preferred.

By Order of the Board of Directors,

JUSTIN M. GROW
Vice President, General Counsel, and Corporate Secretary

August 13, 2026

* * * * * *

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on September 23, 2026: The Culp, Inc. Notice of Annual Meeting of Shareholders and Proxy Statement and the Culp, Inc. Fiscal Year 2026 Annual Report are available free of charge at www.culp.com and www.investorvote.com/CULP.

* * * * * *

2026 Proxy Statement

PROXY STATEMENT SUMMARY

This summary highlights certain information contained elsewhere in our Proxy Statement. Because the summary does not contain all of the information you should consider, we urge you to review the complete Proxy Statement carefully before voting.

Annual meeting of shareholders

Time, place, and voting matters		Meeting agenda
Date:	September 23, 2026	•	Election of seven directors
		•	Ratification of Grant Thornton as our independent auditors for fiscal 2027
Time:	8:00 AM Eastern Time	•	Advisory vote to approve executive compensation
		•	Transact other business that may properly come before the meeting
Place:	CULP Innovation Center at Congdon Yards 410 W. English Road, 5th Floor High Point, North Carolina 27262

Record Date:	July 28, 2026

Voting:

Shareholders of record as of the close of business on the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.

Number of Shares Entitled to Vote:	The number of outstanding shares entitled to vote at the meeting is 12,719,922.

How to vote

See “General Information” (beginning on page 7) for more information.

In addition to attending the annual meeting, shareholders of record can vote by any of the following methods:

By mailing your proxy card	By Telephone at 1-800-652-VOTE (8683) (within the USA, US territories, and Canada only)	By internet at www.investorvote.com/CULP

If you hold your Culp shares in street name through an account with a bank, broker, or other nominee, your ability to vote by internet or telephone depends on the voting process of the bank, broker, or other nominees through which you hold the shares. Please follow their instructions carefully.

Voting recommendations

Proposal	Board Vote Recommendation
Election of seven directors (see page 10)	“FOR” each director nominee
Ratification of Grant Thornton as our independent auditors for fiscal 2027 (see page 41)	“FOR”
Advisory vote to approve executive compensation (see page 42)	“FOR”

Our director nominees

See “Proposal 1 – Election of Directors” (beginning on page 10) and “Corporate Governance” (beginning on page 15) for more information.

We are managed under the direction of our board of directors (the "Board of Directors" or "Board"), which is currently composed of eight members. Effective as of the commencement of the Annual Meeting, the size of our Board will be reduced to seven members. The Board of Directors recommends that you vote “FOR” each of the seven nominees listed in the table below, which provides summary information about each nominee. A full description of each nominee’s skills, experience and qualifications begins on page 10. Each director is elected annually.

Name	Age	Director since	Occupation	Independent
Franklin N. Saxon	74	1987	Retired CEO & Executive Chairman, Culp, Inc.	No
Robert G. Culp, IV	55	2020	President & Chief Executive Officer, Culp, Inc.	No
John Douglas Collier	59	2025	Retired Senior Vice President, Chief Commercial Officer & President International, La-Z-Boy Inc.	Yes
Kimberly B. Gatling	51	2021	Partner & Chief Cultural Engagement Officer, Fox Rothschild LLP	Yes
Lynn D. Heatherton	56	2025	Chief Financial Officer, Comoto Holdings Inc.	Yes
William L. Tyson	63	2025	Retired Head of M&A, Fifth Third Capital Markets	Yes
Mark Wilson	65	2026	General Counsel, 22NW Fund, LP	Yes

Our nominees’ experience, qualifications, and diversity

The goal of our Corporate Governance and Nominating Committee is to maintain a Board that demonstrates competence, objectivity, and the highest degree of integrity on an individual and collective basis. Our Board and the Corporate Governance and Nominating Committee believe broad and diverse skills and backgrounds among directors are critical elements of a highly functioning board. The following chart reflects the experience and qualifications of the nominees for election as directors.

Director Nominee Experience and Qualifications

Experience/Qualifications	Culp	Collier	Gatling	Heatherton	Saxon	Tyson	Wilson
Financial Literacy
Strategic Planning
Industry Experience
Management Experience
International Experience
Finance/Accounting
Regulatory Compliance
Legal/Corporate Governance
Cybersecurity Experience
Merger/Acquisition Experience

Our Board values the contribution of diversity in achieving Company objectives and maintaining sound governance practices, as it brings together individuals with different skills and ideas, from varying backgrounds and experiences, to create balanced and thoughtful decision-making that best serves shareholder interests. Our Board believes such diversity provides varied perspectives that promote active and constructive dialogue among Board members and between the Board and management, resulting in more effective oversight.

Diversity refers to a broad array of individual characteristics that collectively enable the Board to operate effectively and fulfill its responsibilities. These characteristics include, among others, professional qualifications and business experience. Our nominees for election to the Board of Directors consist of seven individuals with varying backgrounds and characteristics that blend to form a well-rounded group of individuals with deep knowledge of our business and industry, and both seasoned and fresh perspectives.

Diversity	Mix of Ages	Independence
• 29% of director nominees are women • 14% of director nominees are racially diverse	• 4 director nominees between 50-59 • 2 director nominees between 60-69 • 1 director nominee 70+ • Average age: 60	• 5 of 7 director nominees are independent

Governance Highlights

Our Board of Directors and management firmly embrace good and accountable corporate governance. We believe an attentive board, held to the highest standards of corporate governance, is a meaningful advantage for our shareholders and for our businesses. Our Board makes substantial efforts to meet such standards.

Annually elected directors; no classified board
Varying lengths of board tenure balance experience with fresh insights
Lead independent director
Five out of seven director nominees independent
100% independent Audit, Compensation, and Corporate Governance/Nominating Committees
Regular executive sessions of non-management directors
Comprehensive self-evaluations annually for the Board and each committee
One class of shares with each share entitled to one vote
No poison pill in place
Meaningful stock ownership guidelines in place for directors and named executive officers
Policy against hedging or pledging shares

Auditors

See “Audit Committee Report” (beginning on page 39) and “Proposal 2 – Ratification of Independent Auditors” (page 41).

We ask our shareholders to ratify the selection of Grant Thornton LLP as our independent auditors for the fiscal 2027 year.

Executive Compensation Highlights

For more information, see “Executive Compensation and Other Information” (beginning on page 21) and “Proposal 3 – Advisory vote on executive compensation” (page 42).

Our Board of Directors recommends that you vote “FOR” our advisory proposal on executive compensation. This non-binding vote gives our shareholders the opportunity to approve the compensation paid to the individuals identified as named executive officers in this Proxy Statement.

The primary purpose of our executive compensation program is to reinforce key business and strategic objectives in support of long-term value creation. To accomplish this purpose, our fiscal 2026 program focused on the following:

Embracing a pay-for-results philosophy, with total pay aligned with Company performance
Attracting and retaining management with the knowledge, skills, and ability to lead the Company successfully Maintaining a focus on earnings growth, margin improvement and balance sheet management

Aligning the long-term interests of senior management with those of shareholders by providing long-term incentive award opportunities in the form of performance-based restricted stock units, along with a performance-based long-term incentive cash component for above-target award opportunities, both of which have a three-year vesting period and are tied to challenging performance goals. Any earned awards up to target levels are payable in stock and any earned awards for above-target performance are payable in cash, both following the three-year period

Setting challenging performance goals for both long-term equity and cash incentive program awards and short-term annual cash incentives
Not making any changes to performance goals during the applicable performance periods for outstanding short-term or long-term incentive awards despite significant industry and macroeconomic headwinds
Fairly compensating management for their services
Continuing the freeze in base salary for the chief executive officer and our other named executive officers

Maintaining base salaries of executive officers below the 50th percentile market level compared to the Company’s peer group, with the planned phase-in adjustment to compensation targets at the 50th percentile continuing to be paused in response to ongoing macroeconomic headwinds affecting the Company’s business

Maintaining a planned and disciplined approach to managing our business and capital utilization
Supporting prudent/calculated risk taking
Providing only very limited perquisites
Maintaining a balanced perspective between short-term and long-term incentives and goals

Summary of Practices for Fiscal 2026 Executive Compensation Program

What We Do		What We Don’t Do

Pay-for-performance – Total pay is directly aligned with Company performance through the use of performance-based incentives, with below target performance generally resulting in little or no payout and superior performance leading to above-target payouts.

	x	Do not provide excessive perquisites

Challenging performance targets – Fiscal 2026 annual cash incentive award opportunities were tied to measures of adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) and net debt, which were key financial metrics critical to the Company’s strategic priorities during a period of continued uncertainty and headwinds relating to macroeconomic and industry conditions. With respect to net debt, a negative moderator of 40% was to be applied against any bonus earned based on adjusted EBITDA if net debt for the applicable period was above a threshold level for the program, and no bonus could be earned if adjusted EBITDA was below the threshold level set for the program.

	x	Do not have single-trigger vesting of equity-based awards upon a change in control

Align pay with longer-term Company performance success – Fiscal 2026 long-term incentive award opportunities included only performance-based restricted stock unit and performance-based cash awards to align pay with longer-term Company performance success and to align the long-term interests of our named executive officers with those of our shareholders.

	x	Do not provide employment agreements

Executive and director stock ownership guidelines – We align the interests of our executive officers with the interests of our shareholders through requirements for our named executive officers and directors to own and/or retain meaningful amounts of Culp stock.

	x	Do not gross up excise taxes upon a change of control

Mitigate undue risk – We have a clawback policy on performance-based compensation and caps on potential incentive payments.	x	Do not pay dividends on unearned performance shares or units

Policy against hedging and pledging of Culp stock by executive officers and directors.

Provide double-trigger severance and change-in-control arrangements.

Include only independent directors on our Compensation Committee.

Our Compensation Committee engages and relies on an independent compensation consultant to evaluate our executive compensation programs. The consultant reports directly to the Compensation Committee and provides no other services to the Company.

Summary of Company Performance Highlights and Effects on Compensation

The Company continued to operate in a challenging industry environment during fiscal 2026, with demand conditions in the domestic bedding market and residential and commercial/hospitality upholstery markets remaining weak due to continued softness in home sales; reduced discretionary consumer spending on furniture and other durable products, as well as travel and experiences; ongoing general inflationary pressures; global trade negotiations and related tariff and other trade restriction measures; volatile petrochemical prices and other impacts from conflicts in the Middle East, Ukraine and elsewhere; and broader economic uncertainty. Despite the difficult operating environment, the Company's executive team drove a variety of strategic initiatives to completion that are expected to enhance shareholder value.

Following the completion of a significant restructuring effort in fiscal 2025 that was primarily focused within the Company's bedding segment, the Company completed the restructuring and integration of its upholstery business with bedding to form a unified Culp-branded business in fiscal 2026. These restructuring and integration initiatives capped the Company's broader effort to streamline its platform, reduce complexity, and create a more flexible and efficient structure and, together with pricing action taken in fiscal 2026 in response to increased tariff and petrochemical costs, are expected to generate significant annualized savings and operational improvements and benefits going forward.

No Annual Cash Incentive Compensation Received by NEOs in Fiscal 2026. The Company’s fiscal 2026 annual cash incentive program tied award opportunities to measures of the Company's consolidated adjusted EBITDA and net debt to focus participants on profitability, margin improvement and balance sheet management during a time of continued uncertainty due to the above-referenced industry and macroeconomic challenges. The Company's adjusted EBITDA for fiscal 2026 was below the minimum level set by the Compensation Committee to earn a threshold bonus under the program and, as such, no bonuses were awarded to executive officers under that program.

No Performance-Based Equity Incentive Awards Received by NEOs in Fiscal 2026. Long-term equity incentive awards that were previously granted under the long-term incentive compensation plan (LTIP) for a three-year period ended in fiscal 2026 consisted of a mix of 75% performance-based stock awards and 25% service-based stock awards for our chief executive officer and a mix of one-half performance-based stock awards and one-half service-based stock awards for all other executive officers. The vesting conditions for the performance-based units were based on the applicable reporting unit's adjusted operating income goals subject to a three-year relative total shareholder return (TSR) modifier, with no vesting opportunity unless the cumulative three-year adjusted operating income for the period was positive for the applicable reporting unit. Operating results for each reporting unit applicable to the NEOs during the applicable three-year period were below the threshold performance hurdle for these awards. As a result, no performance-based stock awards eligible to vest in fiscal 2026 were earned by any of our NEOs.

No Salary Increases for NEOs in Fiscal 2026. Due to the Company's continuing focus on controlling costs in what remained an extremely challenging market and industry environment in fiscal 2026, as well as recent financial results for the Company that were below expectations, the Company again delayed any further implementation of the plan previously approved by the Compensation Committee to adjust executive pay to move towards peer-median targets. As such, neither the chief executive officer nor any other NEO received an increase in base salary in fiscal 2026.

Fiscal 2026 NEO Compensation Aligned with Company Objectives and Pay-For-Performance Philosophy. Based on the foregoing and as explained in more detail in the section below titled “Executive Compensation and Other Information,” our Compensation Committee determined that fiscal 2026 pay levels for executive officers were appropriate, aligned with our strategic objectives, and consistent with our pay-for-performance philosophy. Moreover, despite greater-than-expected macroeconomic, industry, global trade/tariff and other headwinds faced by the Company during the applicable performance periods, our Compensation Committee did not alter or adjust the performance targets originally set under either the fiscal 2026 annual cash incentive program or the long-term equity incentive compensation program to favorably benefit any participants.

GENERAL INFORMATION

This Proxy Statement is furnished to the shareholders of Culp, Inc. (the “Company”) by the Company’s Board of Directors in connection with the solicitation of proxies for use at the 2026 Annual Meeting of shareholders of the Company (the “Annual Meeting”) or any adjournment thereof. The Company will hold the Annual Meeting on Wednesday, September 23, 2026, at 8:00 AM Eastern Time at the Company’s corporate offices located at CULP Innovation Center at Congdon Yards, 410 W. English Road, 5th Floor, High Point, North Carolina 27262. The purpose of the Annual Meeting is to take action on the items described in this Proxy Statement, and on any other business that properly comes before the meeting.

We are pleased to be distributing our proxy materials to shareholders via the Internet under the “notice and access” approach permitted by the rules of the Securities and Exchange Commission (the “SEC”). As a result, we are mailing to our shareholders a Notice of Internet Availability of Proxy Materials (a “Notice”) about the Internet availability of the proxy materials instead of a full paper copy of the proxy materials. The Notice, the Notice of Annual Meeting, this Proxy Statement, the accompanying form of proxy, and the Company’s 2026 Annual Report to shareholders for the fiscal year ended May 3, 2026 (the “Annual Report”), were first made available to shareholders on or about August 13, 2026. The Annual Report does not constitute “soliciting material” and is not to be deemed “filed” with the SEC.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on September 23, 2026: The Culp, Inc. Notice of Annual Meeting of Shareholders and Proxy Statement and the Culp, Inc. Fiscal Year 2026 Annual Report are available free of charge at www.culp.com and www.investorvote.com/CULP.

If you received a notice regarding the internet availability of the proxy materials, you will find instructions about how to obtain a paper copy of the proxy materials in your notice. We will furnish, on written request and without charge, a printed copy of the proxy materials to each person whose proxy is solicited and to each person representing that, as of the record date of July 28, 2026, he, she, or it was a beneficial owner of shares entitled to be voted at the meeting. Such written request should be directed to Justin M. Grow, Corporate Secretary, at the Company's principal executive offices located at CULP Innovation Center at Congdon Yards, 410 W. English Road, 5th Floor, High Point, North Carolina 27262. We will mail a paper copy of the proxy materials to all shareholders to whom we do not send a notice regarding the internet availability of the proxy materials.

Whether or not you expect to attend the Annual Meeting, please vote by proxy over the Internet, by telephone or by completing the enclosed proxy card and signing, dating and returning the card at your earliest convenience. Voting over the Internet, by telephone or by written proxy card will ensure your representation at the Annual Meeting regardless of whether you attend in person. You should refer to the Notice, the proxy card or the information forwarded by your bank, broker, or other holder of record, if applicable, to see which voting options are available to you. The internet and telephone voting facilities for eligible shareholders of record will remain available for voting up until 1:00 AM Eastern Time on September 23, 2026. Specific instructions to be followed by any shareholder of record interested in voting via the internet or telephone are shown on the Notice and enclosed proxy card. The internet and telephone voting procedures are designed to authenticate the shareholder’s identity and to allow shareholders to vote their shares and confirm that their instructions have been properly recorded.

A shareholder of record or registered shareholder is a shareholder whose ownership of common stock is reflected directly on the books and records of the Company’s transfer agent, Computershare Trust Company, N.A. If you hold common stock through an account with a bank, broker, or similar organization, you are considered the beneficial owner of shares held in “street name” and are not a shareholder of record. For shares held in street name, the shareholder of record is your bank, broker, or similar organization. The Company only has access to ownership records for the registered shares.

If you hold your shares in street name, your ability to vote by internet or telephone depends on the voting process of the bank, broker, or other nominee through which you hold the shares. Please follow their directions carefully. If you want to vote at the meeting, you must obtain a legal proxy appointment from your bank, broker, or other nominee and present that legal proxy appointment, together with proof of your identity, to Company officials as you attend the meeting.

If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of our directors (Proposal 1 of this Proxy Statement) and in the advisory vote on the compensation of our named executive officers ("Say-on-Pay" vote) (Proposal 3 of this Proxy Statement). As a result of current regulations, your bank or broker is not allowed to vote your uninstructed shares on a discretionary basis on matters related to the election of directors or executive compensation. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors and the Say-on-Pay advisory vote, no votes will be cast on your behalf with respect to the proposals for which you did not provide voting instructions. Your bank or broker will still have voting discretion on your uninstructed shares with respect to ratification of our independent auditors (Proposal 2 of this Proxy Statement) or routine matters that may properly come before the meeting.

Any shareholder giving a proxy may revoke it at any time before a vote is taken by:

•
duly executing a proxy bearing a later date;
•
executing a notice of revocation in a written instrument filed with the secretary of the Company; or
•
appearing at the meeting and notifying the secretary of the intention to vote in person.

Unless a contrary choice is specified, all shares represented by valid proxies that are received pursuant to this solicitation, and not revoked before they are exercised, will be voted FOR the election of the Board’s seven director nominees named in this Proxy Statement, FOR ratification of the appointment of Grant Thornton LLP as the independent auditors of the Company for the current fiscal year, and FOR the Say-on-Pay shareholder resolution approving the Company’s compensation of our named executive officers. The proxy also confers discretionary authority upon the persons named therein, or their substitutes, with respect to any other business that may properly come before the meeting.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock of the Company is necessary to constitute a quorum at the Annual Meeting and any adjournment thereof. If a quorum is not present or represented at the Annual Meeting, the shareholders present and entitled to vote have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally notified. A shareholder abstaining from the vote on a proposal and any votes not made or not permitted to be made by banks or brokers (broker non-votes) will be counted as present for purposes of determining whether a quorum is present, but will be counted as not having voted on the proposal in question.

With regard to the election of directors, shareholders may cast votes in favor of a nominee or withhold votes from a nominee, and directors will be elected by a plurality of the votes cast. Votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome of the election of directors. Cumulative voting is not permitted. With regard to ratification of Grant Thornton LLP as the Company’s independent auditors, and approval of the Say-on-Pay shareholder resolution approving the Company’s compensation of our named executive officers, shareholders may vote for or against each proposal or abstain from voting, and each proposal will be approved if more votes are cast in favor of such proposal than are cast against it. Abstentions and broker non-votes will have no effect on the outcome of the vote on either of these proposals.

Although the advisory vote on the Company’s executive compensation and ratification of Grant Thornton LLP as the Company’s independent auditors are non-binding, the Board will consider the outcome when considering future executive compensation decisions and the engagement of Grant Thornton LLP as the Company’s independent auditors.

The Company will bear the entire cost of preparing this Proxy Statement and of soliciting proxies. Proxies may be solicited by employees of the Company, either personally, by special letter, or by telephone. However, Company employees will not be specifically compensated for these services. The Company also will request brokers and others to send solicitation material to beneficial owners of the Company’s stock and will, upon request, reimburse their out-of-pocket costs.

BENEFICIAL OWNERS OF 5% OR MORE OF OUR COMMON STOCK

The following table lists the beneficial ownership of the Company’s common stock with respect to each individual or entity known by the Company to be the beneficial owner of more than five percent of such common stock as of July 28, 2026. This information is based solely on SEC filings made by the individuals or entities by that date.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Outstanding Shares (1)

Common stock, par value $.05 per share	22NW Fund, LP et al. 590 1st Ave South Unit C1 Seattle, WA 98104	1,859,061 (2)	14.6%

	Ameriprise Financial, Inc. et al. 145 Ameriprise Financial Center Minneapolis, MN 55474	859,145 (3)	6.8%

	Gate City Capital Management, LLC et al. 8725 W. Higgins Road Suite 530 Chicago, IL 60631	737,301 (4)	5.8%

(1)
Applicable percentage ownership is based on 12,719,922 shares of our common stock outstanding as of July 28, 2026.

(2)
Based on information obtained from a Schedule 13D/A filed by 22NW Fund, LP, 22NW, LP, 22NW Fund GP, LLC, 22NW GP, Inc., Aron R. English, Bryson O. Hirai-Hadley, and Alexander B. Jones (collectively the "22NW Investors") with the SEC on December 12, 2025, reporting ownership by the 22NW Investors as of December 10, 2025 (the "Schedule 13D/A"), 22NW Fund, LP, 22NW LP, 22NW Fund GP, LLC, 22NW GP, Inc., and Mr. English have the power to vote and dispositive power over 1,859,061 shares. Further, according to the Schedule 13D/A, by virtue of their respective positions with 22NW Fund, LP, each of 22NW, LP, 22NW Fund GP, 22NW GP, Inc., and Mr. English may be deemed to have sole power to vote and dispose of the shares directly beneficially owned by 22NW Fund, LP. According to the Schedule 13D/A, Mr. English also directly owns an additional 1,450 shares. The Schedule 13D/A further reports that Mr. Hirai-Hadley directly beneficially owned 799 shares and Mr. Jones directly beneficially owned 9,722 shares, and that each of Mr. Hirai-Hadley and Mr. Jones has the power to vote and dispose of the shares directly owned by Mr. Hirai-Hadley and Mr. Jones, respectively. Further, based on information obtained from the Schedule 13D/A, each of the 22NW Investors may be deemed to be a member of a "group" for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and such group may be deemed to beneficially own the 1,859,061 shares owned as of December 10, 2025, in the aggregate by all of the 22NW Investors; provided, however, that the Schedule 13D/A further reports that Mr. Jones ceased to serve as an employee of 22NW on December 10, 2025, and, as of such date, Mr. Jones ceased to be a member of such group. On July 17, 2024, the Company entered into the First Cooperation Agreement (defined below) with each of the 22NW Investors, and, on June 6, 2025, the Company entered into the Second Cooperation Agreement (defined below) with each of the 22NW Investors, pursuant to each of which the 22NW Investors agreed to take certain actions with respect to shares beneficially owned by them. See "Corporate Governance - Agreements with 22NW Fund, LP et al." on page 18 for a description of that agreement.

(3)
Based upon information obtained from a Schedule 13G/A filed by Ameriprise Financial, Inc. ("AFI") and Columbia Management Investment Advisors, LLC ("CMIA") with the SEC on November 14, 2025 (the "Schedule 13G"), reporting 859,145 shares beneficially owned as of September 30, 2025. According to the Schedule 13G, AFI has shared voting power with respect to 859,122 of such shares and shared dispositive power with respect to 859,145 of such shares, and CMIA has shared voting and dispositive power with respect to 859,122 of such shares.
(4)
Based upon information obtained from a Schedule 13G/A filed by Gate City Capital Management, LLC and Michael Melby with the SEC on February 17, 2026, reporting 737,301 shares owned as of December 31, 2025. Michael Melby is the managing member of Gate City Capital Management, LLC and is deemed to beneficially own the shares held by Gate City Capital Management, LLC.

PROPOSAL 1: ELECTION OF DIRECTORS

We are managed under the direction of our board of directors (the "Board"), which is currently composed of eight members. The authorized number of directors comprising our Board may not be less than five nor more than nine, with the actual number to be fixed from time to time by resolution of our Board, subject to the terms of our articles of incorporation and bylaws.

Under the Company’s bylaws, directors are elected at each annual meeting and hold office for a one-year term or until their respective successors are elected and have qualified. The terms of all eight of our current directors expire at the Annual Meeting. One of our directors, Fred A. Jackson, is not standing for re-election upon expiration of his current term. Effective as of the commencement of the Annual Meeting, the size of our Board will be reduced to seven members. Accordingly, seven directors will stand for election for a one-year term at the Annual Meeting. Each nominee has consented to being named in the Proxy Statement and has agreed to serve as a member of the Board, if elected.

In the absence of specifications to the contrary, proxies will be voted for the election of each of the seven nominees named in this Proxy Statement. In no case will proxies be voted for more than seven nominees. The persons who receive the highest number of votes for election at the Annual Meeting will be elected as directors. If, at or before the time of the meeting, any of the nominees becomes unable to serve for any reason, the proxy holders have the discretion to vote for a substitute nominee or nominees. The Board currently knows of no reason why any of the nominees listed below is likely to become unable to serve as a director.

NOMINEES, DIRECTORS, AND EXECUTIVE OFFICERS

Directors:

Information concerning our directors, who are each standing for election at the Annual Meeting, is set forth below:

FRANKLIN N. SAXON, age 74, is the non-executive chairman of the Board, was employed by the Company from 1983 to 2022, and, until the conclusion of fiscal 2025, provided advice, strategic planning, and consulting services to the Company. From January 2020 to September 2022, Mr. Saxon served as executive chairman of the Company. From 2007 to 2020, Mr. Saxon served as the chief executive officer of the Company, and prior to that served in various roles at the Company, including executive vice president, chief financial officer, and president, Culp Velvets/Prints division, in addition to his service on the Board, including serving as chairman of the Board beginning in April 2019.

Mr. Saxon brings extensive business, managerial, and leadership experience to the Board. With over 40 years of experience with the Company, Mr. Saxon provides the Board with a vital understanding and appreciation of the Company’s business, markets and industry. His strong leadership skills have been demonstrated through his services as chief executive officer from 2007 through 2019 and his service as a director since 1987, including as chairman beginning in 2019. Mr. Saxon also has extensive financial management expertise, having worked in public accounting before joining the Company, and serving as the Company’s chief financial officer for many years.

ROBERT G. CULP, IV, age 55, has been employed by the Company since 1998 and has served in various capacities, including president of the Culp Home Fashions division from 2004 to 2019. The Board elected Mr. Culp as chief operating officer of the Company in October 2018 and as president of the Company in March 2019. He was elected by the Board as president and chief executive officer of the Company effective January 1, 2020.

Mr. Culp has very strong knowledge about the Company and its business, having been employed with the Company for more than 25 years. He developed management and executive skills in a number of leadership roles in the Company before his current role as president and chief executive officer, as well as significant knowledge of the bedding and furniture industries.

KIMBERLY B. GATLING, age 51, is a partner and the chief cultural engagement officer at the law firm of Fox Rothschild LLP (formerly Smith Moore Leatherwood LLP). She has been a partner at the firm since 2008 and has served in the above-referenced officer role or similar capacity for all of the firm’s 30 offices since 2020. Ms. Gatling is a United States Registered Patent Attorney and a North Carolina State Certified Trademark Specialist. Her legal practice is focused on intellectual property and information technology, including protection and enforcement of patents, trademarks, and copyrights; counseling clients on data protection and privacy, computer and internet related issues, and regulatory matters pertaining to product packaging, labeling, and advertising; and drafting and negotiating intellectual property license agreements, sponsored research agreements, joint development agreements, and software development and license agreements. Over the course of her legal career, she has counseled a variety of clients in the textile industry, and in her role as chief cultural engagement officer for Fox Rothschild LLP she serves as part of the firm’s leadership team and develops strategies that increase and promote a diverse workforce and inclusive environment at all levels of the firm. Throughout Ms. Gatling’s professional career, she has also invested in her community through service and leadership with various entities. Ms. Gatling is a past chair of the board of directors for the Cone Health Foundation, having served on the board of directors from 2015 to 2024. She also serves as a director for Truliant Federal Credit Union, wherein she serves on its technology and retirement committees, and as a trustee for North Carolina A&T State University, for which she previously served as chair. In prior roles, Ms. Gatling served on the board of directors of the United Way of Greater Greensboro from 2008 to 2021, including as chair from 2019 to 2021. In this role, Ms. Gatling oversaw the development of a comprehensive strategic plan and led a national search for a new chief executive officer. She additionally served in various other leadership roles during her tenure, including as a member of the governance, finance, and community impact committees. Ms. Gatling also previously served on the board of directors for Habitat for Humanity, for which she chaired its audit committee, and the Gateway Research Center, for which she served as vice chair and chaired its governance committee.

Ms. Gatling’s legal and business experiences bring to the Company a robust skill set, including extensive corporate governance and legal knowledge, regulatory compliance experience, board leadership and collaboration, strategic planning and management, data protection, technological innovation, product development, intellectual property protection and enforcement strategy, and marketing and advertising expertise. She has also developed experience in the textile industry through her legal work with various industry clients over the course of her career.

WILLIAM L. TYSON, age 63, served as head of mergers & acquisitions within the investment banking group of Fifth Third Capital Markets from 2021 until his retirement in December 2024. In that role, Mr. Tyson was responsible for the strategic direction of the mergers & acquisitions and investment banking platforms within the Capital Markets division of Fifth Third Bank, as well as for driving Fifth Third Bank's capital markets non-organic growth strategy. Mr. Tyson previously served as executive vice president, co-head of capital markets for Fifth Third Bank from 2016 to 2021. Mr. Tyson served as senior managing director and co-head of investment banking and in various other leadership roles over the course of his approximately 18-year tenure with BB&T Capital Markets (and its predecessor, Scott & Stringfellow). Prior to that, Mr. Tyson headed Wheat First Butcher Singer's furnishings, consumer and industrial growth industry practices and served as a vice president with Wachovia Corporation. Mr. Tyson currently serves as Managing Partner for Bellfield Partners, LLC, which provides advisory services in connection with merger, acquisition, capital finance and related transactions. Mr. Tyson was recommended as a candidate for service on the Board by the chief executive officer of the Company and certain non-management members of the Board, including the chairman of the Board.

Mr. Tyson brings to the Company extensive experience and knowledge in investment banking and capital markets, and has significant executive and financial leadership acumen and strategic experience gained through his over 30 years of experience with some of the largest banks and financial institutions in the country.

JOHN DOUGLAS COLLIER, age 59, served as senior vice president, chief commercial officer and president international/corporate officer for La-Z-Boy Incorporated (NYSE: LZB) from 2017 until his retirement in 2019. From 2011 to 2017, Mr. Collier served as senior vice president, chief marketing officer and president international/corporate officer for La-Z-Boy Incorporated, and as its chief marketing officer and its vice president, marketing and furniture galleries development from 2007 to 2011, and 2002 to 2005, respectively. From 2005 to 2007, Mr. Collier served as chief marketing officer and senior vice president, marketing/corporate officer for Sleep Number Corporation (NASDAQ: SNBR). Prior to 2002, Mr. Collier served in senior leadership roles for Iomega Corporation and in various capacities for GE, Whirlpool and NIBCO. Mr. Collier currently serves on the board of directors of Sauder Woodworking Co., as well as its compensation committee, and previously served on the board of directors for each of Floyd Home, Shoptelligence and Stanley Furniture. Mr. Collier also serves on advisory boards for several early and growth stage companies.

Mr. Collier brings to our Company extensive experience in global strategic planning, operational turnarounds, product innovation, digital and brand marketing, and international business development, including extensive experience in the home furnishings industry. Mr. Collier also brings a wealth of leadership experience with both large and growth-stage companies, including valuable digital technology integration, global supply chain, and product innovation expertise, as well as governance, risk management, and compensation oversight experience. See “Agreements with 22NW Fund, LP et al.,” below, which describes an agreement between the Company and the 22NW Investor Group pursuant to which the Company agreed to nominate Mr. Collier as a director for the Annual Meeting.

LYNN D. HEATHERTON, age 56, has served as Chief Financial Officer of Comoto Holdings Inc. since 2025. She previously served as chief financial officer of Town & Country Living, a home décor wholesaler, from August 2023 to June 2024 and as executive vice president and chief financial officer of Saatva.com, a mattress, bedding and home furnishings retailer, from 2019 to 2023. Earlier in her career, Ms. Heatherton founded Cortlandt Advisory, an interim CFO advisory firm, and served as its managing partner from 2011 to 2019. She also held senior finance, strategy and planning roles at TouchTunes Interactive Networks and Hachette Filipacchi Media U.S., worked in management consulting at Capgemini Ernst & Young, and held financial and leadership positions at Bertelsmann, Merrill Lynch and Ernst & Young.

Ms. Heatherton brings to our Company extensive strategic financial and accounting expertise, having worked in public accounting and management consulting and serving in chief financial officer and other finance and accounting leadership roles for many years. Ms. Heatherton also brings to our Company experience in the mattress and home decor industry. See “Agreements with 22NW Fund, LP et al.,” below, which describes an agreement between the Company and the 22NW Investor Group pursuant to which the Company agreed to nominate Ms. Heatherton as a director for the Annual Meeting.

MARK WILSON, age 65, is General Counsel for 22NW Fund, LP, a Seattle-based long/short small cap value hedge fund, which, together with its affiliates, is the Company's largest shareholder. Mr. Wilson joined 22NW Fund, LP in 2024. Mr. Wilson served as a lawyer with Wildeboer Dellelce LLP from 2005 to 2026 and, prior to that, he served in a management capacity with Ross Dixon Financial Services and as a lawyer with Stikeman Elliott LLP and Davies Ward & Beck LLP.

Mr. Wilson brings to the Board approximately 30 years of corporate legal experience. See “Agreements with 22NW Fund, LP et al.,” below, which describes an agreement between the Company and the 22NW Investor Group pursuant to which the Company agreed to nominate Mr. Wilson as a director for the Annual Meeting.

Non-Director Executive Officers

Information concerning our executive officers is set forth below:

KENNETH R. BOWLING, age 64, joined the Company in 1997 as controller for the Culp Velvets/Prints division. He was promoted to corporate controller in 2001 and was named corporate controller and assistant treasurer in 2002. In 2004, Mr. Bowling was promoted to vice president, finance and treasurer. Mr. Bowling became the Company’s chief financial officer in 2007 and corporate secretary in 2008, and he was named senior vice president in 2016. In 2019, Mr. Bowling was named executive vice president.

On January 16, 2026, the Company filed a Form 8-K with the SEC announcing that Mr. Bowling notified the Company of his plan to retire at the end of calendar year 2026, with his advanced notice and planning intended to facilitate a strategic and orderly transition of Mr. Bowling’s duties and responsibilities. As stated in the above-referenced Form 8-K, Mr. Bowling will continue to serve in his current position and capacity with the Company until the earlier of December 31, 2026, or the appointment of his successor.

THOMAS M. BRUNO, age 45, joined the Company in September 2022 as executive vice president of the Culp Home Fashions division, and he was named president of the Culp Home Fashions division in January of 2023 and chief commercial officer of the Company in April 2025. Mr. Bruno previously served as vice president of business development, alternative channels at Tempur + Sealy International (now Somnigroup International following its acquisition of Mattress Firm) from 2018 to 2022. Prior to that, he was one of the founding members of Comfort Revolution, a sleep accessories company, where he served in various leadership roles from its inception in 2009 until its full acquisition by Tempur + Sealy International in 2018. Following this acquisition, Mr. Bruno was tasked with integrating Comfort Revolution into Tempur + Sealy International as Comfort Revolution’s senior vice president & managing director. During his tenure, Comfort Revolution sales grew 300% and the company was a profitable operation supporting some of Tempur + Sealy International’s most extensive alternative channel initiatives. Prior to Comfort Revolution, Mr. Bruno began his career in New Jersey with a leading public accounting firm.

FORREST E. BUCK, age 62, has been employed by the Company since 1995 and has served in various capacities during his tenure. In 2003, Mr. Buck was named IT Applications Manager, Global for the Company and was promoted to director, information technology in 2010, and to vice president, information technology in 2023. In July 2026, he was named an executive officer of the Company. Prior to joining the Company, Mr. Buck served in various information technology applications and management capacities for Sara Lee Corporation.

JUSTIN M. GROW, age 54, joined the Company in January 2025 as vice president, general counsel and corporate secretary. Mr. Grow previously served as executive vice president and chief administrative officer for Delta Apparel, Inc. (DLA) from November 2022 until his resignation in June 2024, and served as its general counsel from 2011 to 2019, its corporate secretary from 2012 to 2019, its vice president of administration from 2016 to 2019, and its assistant corporate secretary from 2011 to 2012. DLA filed for reorganization under Chapter 11 of the United States Bankruptcy Code in 2024. From December 2019 to November 2022, Mr. Grow served as general counsel and secretary for Security Group, Inc., a multi-national finance company, where he led its legal, compliance, credit reporting, and related functions. Prior to 2011, Mr. Grow served in leadership roles for ScanSource, Inc., a Fortune 1000 technology distributor (NASDAQ: SCSC), and 3V Sigma USA, Inc., a leading producer of advanced specialty chemicals. Mr. Grow began his career with Ogletree Deakins, a global labor and employment law firm and one of the largest in the United States.

TERESA A. HUFFMAN, age 65, has been employed by the Company since 1986 and has served in various capacities during her tenure. Ms. Huffman was named vice president, human resources for the Company in February 2008, and was promoted to senior vice president, human resources in 2019. In July 2021, she became an executive officer of the Company, and in July 2022, she was named senior vice president, chief human resources officer.

MARY BETH HUNSBERGER, age 51, joined the Company as executive vice president of the Culp Upholstery Fabrics division in January 2024, and she was named president of the Culp Upholstery Fabrics division in July 2024 and chief operating officer of the Company in April 2025. Previously, Ms. Hunsberger served as president of North and South America for Dedon, Inc., from 2016 through 2023, and she concurrently served as chief operating officer of North and South America for Gloster Furniture during 2023.

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of July 28, 2026, for the directors and named executive officers of the Company, and all directors and executive officers of the Company as a group, a total of 14 persons:

Name	Position with Company (1)	Year Became Director	Year Term Expires	Shares and Percent of Common Stock Beneficially Owned As of July 28, 2026 (2)	Notes
Directors and Named Executive Officers

Franklin N. Saxon	Director (Chairman of the Board)	1987	2026	113,459*	(3)

Robert G. Culp, IV	President and Chief Executive Officer, Director	2020	2026	450,636 3.5%	(4)

Kimberly B. Gatling	Director	2021	2026	62,591*	(5)

Fred A. Jackson	Director	2016	2026	105,461*	(6)

Mark Wilson	Director	2026	2026	0	(7)

William L. Tyson	Director	2025	2026	13,989*	(8)

John Douglas Collier	Director	2025	2026	18,189*	(9)

Lynn D. Heatherton	Director	2025	2026	13,189*	(10)

Kenneth R. Bowling	Executive Vice President, Chief Financial Officer and Treasurer			66,479*	(11)

Thomas M. Bruno	Chief Commercial Officer			102,819*

All directors and executive officers as a group (14 persons)				1,000,217 7.9%	(12)

* Less than one percent.

(1)
As of July 28, 2026.
(2)
Includes shares currently owned and shares that may be acquired within 60 days after July 28, 2026, upon the vesting of service-based restricted stock units. Percentage ownership is based on 12,719,922 shares of our common stock outstanding as of July 28, 2026.
(3)
Includes 3,000 shares owned by Lori Saxon, Mr. Saxon’s spouse, in her own name. Mr. Saxon disclaims beneficial ownership of the shares owned by his spouse.
(4)
Includes approximately 129,085 shares owned by Mr. Culp through the Company’s 401(k) plan (estimated number of shares based on calculation from information reported by 401(k) plan administrator). Also includes 1,740 shares held in trust for Mr. Culp’s daughter and 1,740 shares held in trust for Mr. Culp’s son, where Mr. Culp is the sole trustee for these trusts, and has sole voting, dispositive, and investment power with respect to these shares.
(5)
Includes 13,189 shares that Ms. Gatling may acquire within 60 days after July 28, 2026, upon the vesting of service-based restricted stock units, subject to her continued service as a director through the vesting date.
(6)
Includes 14,388 shares that Mr. Jackson may acquire within 60 days after July 28, 2026, upon the vesting of service-based restricted stock units, subject to his continued service as a director through the vesting date.
(7)
Does not include shares beneficially owned by the 22NW Investor Group (as defined below).

(8)
Includes13,189 shares that Mr. Tyson may acquire within 60 days after July 28, 2026, upon the vesting of service-based restricted stock units, subject to his continued service as a director through the vesting date.
(9)
Includes13,189 shares that Mr. Collier may acquire within 60 days after July 28, 2026, upon the vesting of service-based restricted stock units, subject to his continued service as a director through the vesting date.
(10)
Comprised solely of 13,189 shares that Ms. Heatherton may acquire within 60 days after July 28, 2026, upon the vesting of service-based restricted stock units, subject to her continued service as a director through the vesting date.
(11)
Includes approximately 18,170 shares owned by Mr. Bowling through the Company’s 401(k) plan (estimated number of shares based on calculation from information reported by 401(k) plan administrator).
(12)
Includes 67,144 shares issuable within 60 days after July 28, 2026, upon the vesting of restricted stock units.

The Board of Directors recommends a vote "FOR" the seven nominees listed above as directors.

CORPORATE GOVERNANCE

Corporate Governance Guidelines and Committee Charters

The Board has approved Corporate Governance Guidelines designed to provide effective governance of the Company’s business and affairs for the benefit of shareholders. The Corporate Governance Guidelines are available on the Company’s website at www.culp.com in the “Investor Relations/Governance” section and are available in print to any shareholder upon request. In addition, the charters for the Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee are also included in the “Investor Relations/Governance” section of the Company’s website, www.culp.com and are available in print to any shareholder upon written request directed to our corporate secretary, at the Company's principal executive offices located at CULP Innovation Center at Congdon Yards, 410 W. English Road, 5th Floor, High Point, North Carolina 27262.

Director Independence

The Board believes that independent directors should comprise a majority of the Board, and the Company’s Corporate Governance Guidelines (as well as Nasdaq Capital Market ("Nasdaq") rules) require that a majority of the Company’s Board be independent. To be considered independent, a director must be determined, by resolution of the Board as a whole, to have no relationship with the Company which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. These determinations are made annually. In each case, the Board considers all relevant facts and circumstances and applies the independence standards of the Nasdaq. In addition, the Board has adopted the categorical standards set forth in the Company’s Corporate Governance Guidelines to assist in the determination of director independence, which conform to, or are more exacting than, the independence requirements in the Nasdaq listing standards.

Applying the independence standards described above, the Board has determined that the following directors are independent within the meaning of the listing standards of Nasdaq and the Company’s categorical standards of independence: John Douglas Collier, Kimberly B. Gatling, Lynn D. Heatherton, Fred A. Jackson, William L. Tyson, and Mark Wilson. These determinations are based primarily on a review of the responses of our directors to questions regarding employment and compensation history, affiliations and family and other relationships, and on discussions with directors.

Board Leadership Structure and Lead Independent Director; Executive Sessions of Non-Management Directors and Independent Directors

The roles of Board chair and chief executive officer are filled separately by two individuals. Mr. Saxon, who serves as Board chair, is a non-employee director. The Board believes, and our Corporate Governance Guidelines provide, that the Board should have flexibility to decide whether it is best for the Company at a given point in time for the roles of the chief executive officer and chair of the Board to be separate or combined and, if separate, whether the chair should be selected from the independent directors or be an employee. The Board believes that the complementary leadership skills of Mr. Saxon as chair and Mr. Culp as chief executive officer are currently serving the Board and the Company well.

Non-management Board members (which consists of Mr. Saxon and the independent directors) meet separately from the other directors at regularly scheduled executive sessions, without the presence of management directors or executive officers of the Company (except to the extent that the non-management directors request the attendance of any management directors or executive officers). These meetings normally occur quarterly. Independent Board members meet separately from other directors in an executive session at least once per fiscal year (and more frequently upon request from the independent Board members), without the presence of other directors or executive officers of the Company. The non-management directors and independent directors have designated a lead independent director to preside at these meetings, to advise management and to otherwise act as a liaison between the non-management or independent directors, as applicable, and the Company’s management and/or other directors. Mr. Jackson has served as lead independent director since September 29, 2021.

Director Attendance at Annual Meetings

Directors are expected to attend the Company’s annual meeting of shareholders absent exceptional cause. All directors then on the Board attended the 2025 annual meeting of shareholders, with the exceptions of Alexander B. Jones, John A. Baugh, and Sharon A. Decker. Mr. Baugh and Ms. Decker were not standing for re-election at such meeting.

Risk Oversight

The Board assesses and oversees risk in a number of ways, both as a full Board and through its committees. The Board assesses enterprise risk as it reviews and directs the Company’s strategic plans and decisions, both for operational and financial matters. The Board as a whole, in executive sessions and in meetings with management and reports from its committees, assesses risks faced by the Company and evaluates ways to mitigate those risks. For instance, the Board exercises oversight of information technology infrastructure and cybersecurity risks, in part through quarterly meetings between the Audit Committee and the head of the Company’s information technology department to review the Company’s readiness and ability to prevent and/or react to a cybersecurity threat or recover from a technology failure. The Audit Committee has the responsibility to review and discuss with management, and with the internal auditor and the independent auditor, as appropriate, issues regarding the Company’s risk assessment and risk management policies, including the Company’s major financial risk exposure and the steps management has taken to monitor and mitigate such exposure. The Audit Committee also has the responsibility to review and discuss with management the Company’s policies, procedures, and practices with respect to overall enterprise risk management, including those risks related to information and cybersecurity, data protection, sustainability and environmental issues. In addition, the Compensation Committee assesses the Company’s compensation policies and practices to ensure that compensation arrangements do not provide incentives that create risks that are reasonably likely to have a material adverse effect on the Company.

Code of Business Conduct and Ethics

The Company has adopted a written Code of Business Conduct and Ethics (the "Code") that applies to all directors, officers and employees, including the Company's principal executive officer, principal financial officer, principal accounting officer, and controller. The Code is available on the Company’s website at www.culp.com under the “Investor Relations/Governance” section and is available in print to any shareholder who requests it. The Company will disclose on its website or by the filing of a Form 8-K any substantive amendments to or waivers granted under the Code with regard to executive officers.

Anti-Hedging and Anti-Pledging Policies

The Company maintains a policy that prohibits all directors, executive officers, and other designated individuals from hedging with respect to any of the Company’s securities. In addition, the Company’s policy strongly discourages directors, executive officers, and other designated individuals from pledging Company securities to secure a loan unless such person has the clear financial capability to repay any associated loan without resort to the pledged securities. Company policy requires advance notice and pre-clearance of any such pledge or margin transaction. None of the Company’s executive officers or directors have currently pledged any Company securities.

Insider Trading Policy

The Company has an insider trading policy governing the purchase, sale and other dispositions of the Company’s securities that applies to all Company personnel, including directors, officers, employees, and other covered persons. The Company also follows procedures for the repurchase of its securities. The Company believes that its insider trading policy and repurchase procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to the Company.

Stock Ownership and Retention Requirements

The Company maintains stock ownership and retention requirements applicable to our executive officers and members of our Board. Under these guidelines, each named executive officer is required to hold shares of our common stock with a market value at least equal to a specific multiple of the officer’s base salary — three times for our chief executive officer and two times for our other NEOs. Non-employee directors are required to hold common stock with a market value equal to two times the annual cash retainer paid to such directors. In calculating ownership for purposes of this policy, only shares of common stock are considered, with unvested restricted stock units (performance- or service-based) and unexercised stock options not counted toward compliance with the stock ownership guidelines.

Named executive officers and directors have five years from the date of adoption of the requirements or the date they become subject to the requirements, whichever is later, to meet the minimum ownership requirements. If an individual does not own enough shares to meet the ownership requirements, that individual is required to retain at least 50% of all shares of our common stock granted to such individual pursuant to equity awards or stock grants from the Company under any compensation arrangements, until compliance with the ownership policy is achieved.

As of May 3, 2026, all of our directors and named executive officers who have been subject to the policy for at least five years held at least the required minimum number of shares to satisfy the stock ownership guidelines, other than Mr. Bowling, who remains in compliance with the policy's requirement to retain at least 50% of all shares of our common stock granted to him until the targeted ownership level is achieved.

Communications with Directors

The Company and the Board believe it is important that a direct and open line of communication exist between the Company’s Board of Directors and its shareholders and other interested parties. Any shareholder or other interested party who desires to contact the Company’s directors may send a letter to the following address:

Culp, Inc. Board of Directors

c/o Corporate Secretary

CULP Innovation Center at Congdon Yards

410 W. English Road, 5th Floor

High Point, North Carolina 27262

Communications to directors will be handled by the office of the Corporate Secretary and forwarded as soon as practicable to the lead independent director designated by the independent directors.

The Company also has a separate policy that allows shareholders, employees, or other interested parties to communicate with the chair of the Audit Committee of the Board to report complaints or concerns regarding accounting, internal accounting controls, or audit matters. More details about this policy are available on the Company’s corporate website at www.culp.com, in the “Investor Relations/Governance” section under the heading “Complaint Procedures for Accounting, Internal Accounting Controls, or Auditing Matters.”

Director Nomination Process

The Corporate Governance and Nominating Committee is responsible for selecting persons to be recommended to the Board to fill vacancies on the Board, as well as persons to be recommended to the Board to be submitted to the shareholders as nominees for election as directors of the Company. The charter of the Corporate Governance and Nominating Committee sets forth the specific responsibilities and duties of that committee, and a copy of the charter may be found on the Company’s website at www.culp.com, in the “Investor Relations/Governance” section. Among other things, the charter requires that the Corporate Governance and Nominating Committee consist of not less than three directors, each of whom must be independent as determined by the Board and as defined by Nasdaq rules. All of the current members of the Corporate Governance and Nominating Committee are independent directors.

The goal of the Corporate Governance and Nominating Committee is to maintain a Board that will demonstrate competence, objectivity, and the highest degree of integrity on an individual and collective basis. In evaluating current members and new candidates, the Corporate Governance and Nominating Committee considers the needs of the Board in light of the current mix of director skills and attributes. In accordance with the Corporate Governance Guidelines adopted by the Board, the Corporate Governance and Nominating Committee will seek a diversity of skills and backgrounds among directors in assessing candidates for membership on the Board. The Corporate Governance and Nominating Committee will seek candidates who possess honesty and integrity, sound business judgment, financial literacy, strategic planning and analytical insight, and the ability to commit an adequate amount of time to make a productive contribution to the Board and the Company. In addition, the Corporate Governance and Nominating Committee will seek to assure that one or more Board members possess each of the following characteristics: knowledge and experience in the Company’s industry, management experience, international business knowledge, expertise in accounting or financial analysis, regulatory compliance expertise, experience with corporate governance matters, cybersecurity and related expertise, experience with merger and acquisition activities, and operations, manufacturing and performance turnaround expertise. When the Corporate Governance and Nominating Committee is considering current Board members for nomination for reelection, the committee also considers prior Board contributions and performance, as well as attendance records for Board and committee meetings.

Although the Company has no formal diversity policy, our Board values the contributions of diversity in achieving Company objectives and maintaining sound governance practices, as it can bring together individuals with different skills and ideas from varying backgrounds and experiences to create balanced and thoughtful decision-making that best serves shareholder interests. Diversity refers to a broad array of individual characteristics that collectively enable the Board to operate effectively and fulfill its responsibilities. These characteristics include, among others, professional qualifications and business experience. The Board believes that such diversity provides varied perspectives that promote active and constructive dialogue among Board members and between the Board and management, resulting in more effective oversight, and should be taken into consideration by the Corporate Governance and Nominating Committee when considering director nominees.

The Corporate Governance and Nominating Committee may seek input from other members of the Board and management in identifying and attracting director candidates who meet the criteria outlined above. In addition, the committee may use the services of consultants or a search firm, although it has not done so in the past. Messrs. Collier, Heatherton and Wilson were identified by one of the Company's largest shareholders, 22NW Fund, LP. Recommendations from shareholders for nominees to the Board will be considered by the Corporate Governance and Nominating Committee if made in writing addressed to the Company’s Secretary at the Company’s main office. In order to be considered, such recommendations must be received at least 90 days prior to the date of the meeting at which directors are to be elected. Submissions should include information regarding a candidate’s background, qualifications, experience, and willingness to serve as a director. Separately, for a summary of the procedures for nominating directors, see “Shareholder Proposals for 2027 Annual Meeting,” below. Based on a preliminary assessment of a candidate’s qualifications, the Corporate Governance and Nominating Committee may conduct interviews with the candidate and request additional information from the candidate. The committee uses the same process for evaluating all nominees, including those recommended by shareholders.

Agreements with 22NW Fund, LP et al.

On June 17, 2024, the Company entered into a Cooperation Agreement (the “First Cooperation Agreement”) with 22NW Fund, LP, 22NW LP, 22NW Fund GP, LLC, 22NW GP, Inc., Aron R. English, Bryson O. Hirai-Hadley, and Alexander B. Jones (each, a “22NW Investor” and collectively the “22NW Investors” or the “22NW Investor Group"). On June 6, 2025, the Company entered into a subsequent Cooperation Agreement (the “Second Cooperation Agreement”) with the 22NW Investor Group, which superseded and replaced the First Cooperation Agreement. Pursuant to the Second Cooperation Agreement, the Company agreed to: (i) nominate Mr. Jones to stand for election to the Board at the Company’s 2025 annual meeting of shareholders (the “2025 Annual Meeting”) and the Annual Meeting, (ii) nominate John Douglas Collier and Lynn D. Heatherton (together with Mr. Jones, the “22NW Investor Designees”) to stand for election to the Board at the 2025 Annual Meeting and the Annual Meeting, (iii) establish a Strategy Committee of the Board, and (iv) cap the number of authorized directors on the Board at eight directors effective as of the 2025 Annual Meeting and seven directors effective as of the Annual Meeting and thereafter not increase the size of the Board prior to the termination date of the Second Cooperation Agreement without the 22NW Investors’ prior written consent.

On January 23, 2026, the Company agreed to elect Mr. Wilson as a director to fill the vacancy created by the resignation of Alexander B. Jones from the Board on December 11, 2025, and to subsequently nominate Mr. Wilson for re-election as a director at the Annual Meeting, all pursuant to the terms of the Second Cooperation Agreement.

Under both the First Cooperation Agreement and the Second Cooperation Agreement, the 22NW Investor Group agreed to certain standstill provisions with respect to its actions with regard to the Company for the duration of a standstill period defined in each such agreement. With respect to the Second Cooperation Agreement, such standstill period commenced on the effective date of the agreement and will end on the date that is the earlier of (i) thirty (30) calendar days prior to the expiration of the advance notice period for the submission by shareholders of director nominations (as set forth in the advance notice provisions of the Company’s bylaws, as amended) for consideration at the 2027 annual meeting of shareholders and (ii) ninety (90) calendar days prior to the first anniversary of the Annual Meeting (the “Standstill Period”). During the Standstill Period, the 22NW Investors and their affiliates and associates may not have beneficial ownership of more than 15% of the Company’s common stock outstanding or have a net long position in more than 15% of the Company’s common stock outstanding. The standstill provisions of the Second Cooperation Agreement also include, among other things, restrictions with respect to nominating or recommending for nomination any persons for election to the Board, making any shareholder proposal to the Company or the Board or any committee thereof, soliciting any proxy or consents to vote securities of the Company in opposition to any recommendation or proposal of the Board and conducting any other referendum (including any “withhold” or similar campaign), except as expressly permitted by the Second Cooperation Agreement.

The Second Cooperation Agreement also requires the 22NW Investor Group, at the 2025 Annual Meeting and the Annual Meeting and during the pendency of the Standstill Period, to take certain actions, including to vote, or cause to be voted, all shares of common stock beneficially owned by each member of the 22NW Investor Group and their respective affiliates and associates in favor of (i) each of the directors nominated by the Board and recommended by the Board in the election of directors (and not in favor of any other nominees to serve on the Board), and (ii) each of the shareholder proposals listed on the Company’s proxy card or voting instruction form as identified in the Company’s proxy statement in accordance with the Board’s recommendations, including in favor of all other matters recommended for shareholder approval by the Board; provided, however, that in the event that Institutional Shareholder Services Inc. (“ISS”) recommends otherwise with respect to any proposals (other than the election or removal of directors), each of the 22NW Investors shall be permitted to vote in accordance with the ISS recommendation; provided, further, that each of the Investors shall be permitted to vote in their sole discretion with respect to any publicly announced proposals relating to a merger, acquisition, disposition of all or substantially all of the assets of the Company, or other business combination involving the Company requiring a vote of shareholders of the Company.

Under the Second Cooperation Agreement, the Company agreed that the 22NW Investor Designees will receive (i) the same benefits of director and officer insurance, and any indemnity and exculpation arrangements available generally to the directors on the Board, (ii) the same compensation for service as a director as the compensation received by other non-management directors on the Board with similar Board assignments, and (iii) such other benefits on the same basis as all other non-management directors on the Board. In the Second Cooperation Agreement, the Company and the 22NW Investors also agreed to customary confidentiality, non-disparagement, and other provisions and have made customary representations and warranties. The Company also agreed to reimburse the 22NW Investor Group for its reasonable and documented out-of-pocket fees and expenses in connection with its involvement at the Company in an amount not to exceed $50,000 in the aggregate.

BOARD COMMITTEES AND ATTENDANCE

There are four standing committees of the Board: Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee, and Strategy Committee. Each of the members of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee (and any director who served on such committees at any time during the fiscal year) is independent within the meaning of the director independence standards set forth in Nasdaq rules and the Company’s corporate governance guidelines. Also, each of the members of our Audit Committee is “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934, and each of the members of our Compensation Committee is “independent” for purposes of Section 10C(a)(2) of the Securities Exchange Act of 1934. The written charters of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee are available on our website at www.culp.com in the “Investor Relations/Governance” section.

Audit Committee

The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the independent auditors of the Company, and must pre-approve all services provided to the Company by the independent auditors. The committee discusses and reviews in advance the scope and the fees of the annual audit and reviews the results thereof with the independent auditors. The auditors meet with the committee to discuss audit and financial reporting issues. The committee reviews the Company’s significant accounting policies, internal accounting controls, reports from the Company’s internal auditor, quarterly financial information releases, Quarterly Reports on Form 10-Q filed with the SEC, and the Annual Report on Form 10-K filed with the SEC. In addition, the committee reviews and approves all significant transactions between the Company and any related party, and it reviews the Company’s risk assessment and risk management policies.

The current members of the Audit Committee are Mr. Tyson (chair), Mr. Collier, Ms. Gatling, Ms. Heatherton, and Mr. Jackson. The Board has determined that all members of the Audit Committee are financially literate as defined by the rules of Nasdaq. In addition, the Board has determined that Mr. Jackson, Mr. Tyson, and Ms. Heatherton each qualify as an “audit committee financial expert” for purposes of the rules and regulations of the SEC adopted pursuant to the Sarbanes-Oxley Act of 2002.

Compensation Committee

The Compensation Committee reviews the performance of the chief executive officer and determines the chief executive officer’s compensation after consulting with the Board. The Compensation Committee performs the same functions with regard to other executive officers after consulting with the chief executive officer. The committee also makes recommendations to the Board regarding incentive compensation plans and equity-based plans, and it administers the incentive compensation and equity-based plans after they are adopted. The Compensation Committee periodically reviews the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking and to evaluate compensation policies and practices that could mitigate any such risk. In performing its obligations, the Compensation Committee regularly meets with and consults with the chief executive officer, and occasionally other executive officers, to receive their recommendations regarding executive compensation (except as it relates to their own individual executive compensation levels).

In fiscal 2026, the Compensation Committee engaged Pearl Meyer & Partners, LLC (“Pearl Meyer”) as an independent third-party advisor to provide advice, research, evaluation, and design services related to executive compensation. Pearl Meyer provided advice to the Compensation Committee on market trends and best practices in executive compensation, the structure and design of the Company’s compensation program, and the relationship between executive compensation and Company performance. Pearl Meyer has also assisted the Compensation Committee in defining the list of peer companies used to periodically compare the Company’s pay practices and levels to those of other companies within our industry or related industries. During fiscal 2026, Pearl Meyer did not provide any services to the Company other than the assistance it provided to the Compensation Committee.

The Compensation Committee’s charter does not address its ability to delegate its authority to others, and although it may have such power, in practice it approves all final decisions regarding changes in the compensation of executive officers. The current members of this committee are Mr. Jackson (chair), Mr. Collier, Ms. Gatling, Ms. Heatherton, and Mr. Tyson.

Corporate Governance and Nominating Committee

The current members of the Corporate Governance and Nominating Committee are Ms. Gatling (chair), Mr. Jackson, and Mr. Tyson. The committee reviews and recommends to the Board candidates for appointment to fill vacancies on the Board as well as candidates for selection as director nominees for election by shareholders. The Corporate Governance and Nominating Committee also considers and makes recommendations to the Board on other matters relating to the size and function of the Board and its committees, to the Board’s policies and procedures, and to corporate governance policies applicable to the Company.

Strategy Committee

The current members of the Strategy Committee, which was established in the Company's fiscal year 2026, are Messrs. Culp, Collier, Tyson, and Wilson. The Strategy Committee develops and makes recommendations to the Board regarding strategic matters and initiatives that it believes will drive growth in the Company’s business and create value for all of the Company’s shareholders, as well as such other matters as the Board may direct.

Attendance

During the fiscal year ended May 3, 2026, the Board held 10 meetings; the Audit Committee held 10 meetings; the Compensation Committee held four meetings; and the Corporate Governance and Nominating Committee held 12 meetings. Each Board member then on the Board attended at least 75% of the aggregate number of the meetings of the Board and of the committees on which he or she then served.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

We are a “smaller reporting company” under applicable federal securities laws. As a smaller reporting company, we are providing compensation information pursuant to the reduced disclosure obligations applicable to smaller reporting companies.

This section is intended to give an overview of our compensation program and policies, the material compensation decisions we have made under our program and policies with respect to our named executive officers (our “NEOs”), and the material factors that we considered in making those decisions. The NEOs of the Company during fiscal 2026 were as follows:

Name	Title
Robert G. Culp, IV	President and Chief Executive Officer
Kenneth R. Bowling	Executive Vice President, Chief Financial Officer, and Treasurer
Thomas M. Bruno	Chief Commercial Officer

Executive Summary

The Compensation Committee of our Board (the “Committee”), which is made up solely of independent directors, leads and directs our executive compensation program. The primary purpose of the Company’s executive compensation program for fiscal 2026 was to support growth in earnings, improvement in margins, and effective balance sheet management. The compensation structure adopted by the Committee for NEOs during fiscal 2026 sought to accomplish these goals by relying heavily on incentive-based compensation linked to the Company’s financial results, as opposed to fixed compensation, while also seeking to enhance the Company’s ability to align the long-term interests of senior management with those of our shareholders.

The Committee previously approved an executive compensation philosophy in fiscal 2021 to begin positioning base salaries and target short-term and long-term incentive award opportunities for NEOs at or near market 50th percentile (or median) levels, as compared to the Company’s peer group, through gradual salary and incentive compensation increases over time, while continuing to place significant emphasis on variable pay to help align executive pay with performance and long-term shareholder value creation. However, this program was paused in fiscal 2023 in response to macroeconomic and industry headwinds affecting the Company’s business. The Committee elected to continue to delay implementation of this program in each of fiscal 2024, 2025 and 2026. As such, neither the chief executive officer nor any other NEO received an increase in base salary in fiscal 2026.

Beyond base salaries, NEOs also had the opportunity to earn additional compensation under the fiscal 2026 executive compensation program through short-term and long-term incentive programs that could result in compensation at, above, or below targeted levels based on actual versus targeted performance results. Short-term (annual) cash incentive compensation for fiscal 2026 tied award opportunities to measures of consolidated adjusted EBITDA and net debt in order to focus participants on profitability, margin improvement, and balance sheet management during a time of continued uncertainty due to industry and macroeconomic challenges. Any earned award based on adjusted EBITDA was subject to a downward adjustment of 40% if net debt was above a threshold level established for the Company, and no bonus could be earned if adjusted EBITDA was below the threshold level set for the Company.

The fiscal 2026 short-term cash incentive compensation program was based on consolidated adjusted EBITDA, with payout for reaching a threshold or target amount. The bonus opportunities under the program were capped at 50% of historical target award levels and threshold bonus opportunities under the program were set at 20% of historical target bonus levels. Annual adjusted EBITDA goals and target award opportunities for all NEOs were established by the Compensation Committee and ranged from 35% to 50% of annual salary (i.e., up to 50% lower as compared to fiscal 2025). Any earned annual incentive bonuses under the plan were to be paid in cash. Any earned award based on adjusted EBITDA was subject to a downward adjustment of 40% if net debt was above a threshold level set for the Company, and no bonus could be earned if consolidated adjusted EBITDA was below a threshold level.

In developing the performance targets for the fiscal 2026 annual cash incentive program, the Compensation Committee carefully evaluated then-current and expected business conditions, as well as historical consolidated performance. Critical factors, such as the potential for continued macro-economic headwinds, inflationary trends affecting consumer discretionary spending, current demand levels for furniture and bedding, and pressure from ongoing global trade negotiations and related tariff and other measures, were also considered in setting the performance levels. Consistent with the approach used in fiscal 2025, the target adjusted EBITDA goal for fiscal 2026 was generally set above the Company's internal annual operating plan budget and required significant year-over-year improvement in order to receive a target payout. As such, the performance hurdles were considered to be challenging in light of business conditions and expectations. Due to the Company's adjusted EBITDA results in fiscal 2026, no NEOs received any annual cash incentive compensation for fiscal 2026.

The practice of granting long-term incentive awards was continued for fiscal 2026. However, instead of granting a combination of performance-based and service-based restricted stock units, grants to all NEO participants consisted solely of performance-based restricted stock units and a performance-based long-term incentive cash component for above-target performance in fiscal 2026. The Committee implemented this exclusively performance-based structure in response to feedback from shareholders, and added the performance-based cash component to more closely manage the Company's stock-based compensation expense during what it anticipated to be challenging business conditions during the applicable performance period. The performance-based incentive awards granted to NEOs in fiscal 2026 also reflect the Committee's continued focus on aligning executive compensation with longer-term Company performance success, as well as aligning the long-term interest of senior management with that of our shareholders.

The vesting conditions for these performance-based units and cash award component are based on the Company's adjusted EBITDA goals in fiscal 2028 (i.e., in the third year from grant), with all goals set at the time of grant. The number of units that can be earned ranges from 0% to 100% of target award levels and, similar to prior performance-based grants, 20% of target performance-based units can be earned at the threshold level. The maximum performance-based units that can be earned are capped at 100% of target to help manage equity plan dilution and share usage. Award funding for results in between threshold and target levels are determined using straight-line interpolation, with any earned awards payable in stock. Consistent with our historical practice, NEOs and other participants are able to earn total long-term incentive awards of up to 200% of target award opportunities. However, for the fiscal 2026 grant, the above-target portion will be denominated and payable in cash to help manage equity plan dilution and share usage, with the maximum adjusted EBITDA goal set meaningfully above the target hurdle associated with performance-based units grants. As was the case with the fiscal 2026 annual cash incentive program, performance hurdles for our fiscal 2026 performance-based restricted stock and cash awards are stretch goals set at levels considered to be challenging.

In addition to these major elements of executive compensation, the Company provided a limited selection of additional benefits and perquisites to NEOs during fiscal 2026.

Company Performance Highlights and Effects on Compensation

The Company continued to operate in a challenging industry environment during fiscal 2026. Demand conditions in the domestic bedding market and residential and commercial/hospitality upholstery markets we serve remained weak, reflecting continued softness in home sales; reduced discretionary consumer spending on furniture and other durable products, as well as travel and experiences; ongoing general inflationary pressures; recent global trade negotiations and related tariff and other trade restriction measures; volatile petrochemical prices and other impacts from conflicts in the Middle East, Ukraine and elsewhere; and broader economic uncertainty. While our results for fiscal 2026 reflect these challenging conditions, with lower sales for the Company overall compared to the prior fiscal year, the leadership of the Company's executive team was instrumental in driving a variety of strategic initiatives to completion in the difficult macro-economic environment in fiscal 2026 that position the Company to better leverage and take advantage of any improvement in industry conditions going forward.

On the heels of successfully completing a substantial restructuring effort in fiscal 2025 that was primarily focused within the Company's bedding segment, the Company completed the final major steps toward restructuring its upholstery business and integrating it with bedding to form a unified Culp-branded business in fiscal 2026. The Company's U.S. upholstery operations are now fully relocated and integrated within the Company's owned manufacturing facility in North Carolina that houses its domestic bedding operations, and the Company's China upholstery operations are now running through a more efficient, reduced facility footprint and enhanced outsourcing model. The Company also further expanded its upholstery capabilities in Vietnam, including a new showroom in fiscal 2026. These restructuring and integration initiatives complete the Company's broader effort to streamline its platform, reduce complexity, and create a more flexible and efficient structure and, together with pricing action taken in fiscal 2026 in response to increased tariff and petrochemical costs, are expected to generate significant annualized savings and operational improvements and benefits going forward.

The above-referenced restructuring and integration initiatives drove an improvement in consolidated loss from operations, with a $7.2 million consolidated loss from operations for fiscal 2026, compared to $18.4 million for fiscal 2025. Excluding restructuring and related expenses and certain other items, the Company achieved an adjusted loss from operations of $8.6 million for fiscal 2026, compared with an adjusted loss from operations of $9.0 million for the prior year (adjusted operating income (loss) is a non-GAAP measure - see Appendix A for a reconciliation of adjusted operating income (loss) to the most directly comparable GAAP measure). In addition, the above-referenced restructuring and integration initiatives drove a consolidated net loss of $10.2 million, or $.81 per diluted share, for fiscal 2026, compared to a consolidated net loss of $19.1 million, or $1.53 per diluted share, for fiscal 2025. Adjusting for restructuring and related expenses and certain other items, the Company reported adjusted EBITDA of $(4.7) million for fiscal 2026, compared with adjusted EBITDA of $(3.7) million for the prior year (adjusted EBITDA is a non-GAAP measure - see Appendix A for a reconciliation of adjusted EBITDA to the most directly comparable GAAP measure).

The Company’s fiscal 2026 annual cash incentive program tied award opportunities to measures of adjusted EBITDA and net debt to focus participants on profitability, margin improvement and balance sheet management during a time of continued macroeconomic and industry uncertainty. These measures were based on the consolidated performance of the entire Company in these areas. Any earned award based on adjusted EBITDA was subject to a downward adjustment of 40% if net debt was above a threshold level set for the Company, and no bonus could be earned if consolidated adjusted EBITDA was below a threshold level. The target adjusted EBITDA goal was set above the internal annual operating plan budget and required significant year-over-year improvement to achieve target payout. As such, the performance hurdles for the Company’s fiscal 2026 annual cash incentive program were considered to be challenging in light of business conditions and expectations.

The Compensation Committee determined that fiscal 2026 pay levels for executive officers were appropriate, aligned with the Company's strategic objectives, and consistent with the Company's pay-for-performance philosophy. This determination was based on the Compensation Committee’s primary focus on profitability, margin improvement and balance sheet management during fiscal 2026; and also taking into account that:

•
executive officer base salaries in fiscal 2026 were generally believed to be well below the 50th percentile market level compared to the Company’s peer group, with neither the Company's chief executive officer nor any other named executive officers receiving salary increases during fiscal 2026 and with the Company's chief executive officer also not receiving a salary increase in any of the prior three fiscal years;
•
consolidated adjusted EBITDA targets in the fiscal 2026 annual cash incentive program were set at levels considered to be challenging, generally requiring significant year-over-year improvement and performance above the Company's internal annual operating plan budgets to achieve a target payout, with no executive officer earning an award under the fiscal 2026 annual cash incentive program due to below-threshold performance results; and
•
the adjusted operating income targets identified for three discreet one-year periods applicable to the performance-based shares eligible to vest in fiscal 2026 were set at levels considered to be very challenging, with no NEOs earning any performance-based shares under such award due to below-threshold operating performance during the applicable performance periods.

Overview and Objective –Compensation Strategy

The primary purpose of our executive compensation program is to reinforce key business and strategic objectives in support of long-term value creation. The Committee believed that the best way to accomplish this purpose was to focus the fiscal 2026 program on the following objectives:

•
embracing a pay-for-results philosophy, with total pay aligned with Company performance success through the use of management incentives;
•
attracting and retaining management with the knowledge, skills, and ability to lead the Company successfully;
•
fairly compensating management for their service to our Company, which in turn helps to retain and motivate them; and
•
aligning the long-term interests of senior management with those of our shareholders by providing all long-term incentive award opportunities to NEOs in the form of performance-based restricted stock units along with a performance-based cash component, all tied to challenging goals for the third year of the three-year performance period and with any earned awards up to target paid in stock and any above-target awards paid in cash.

Our corporate culture and compensation philosophy call for rewarding successful results, rather than effort, through performance-leveraged and variable incentives. Our compensation program for fiscal 2026 was primarily intended to support the following:

•
continuing to be a leader in product innovation in our industry;
•
a planned and disciplined approach to managing our business and the utilization of capital;
•
maintaining a strong focus on increasing earnings, margin improvement, and balance sheet management;
•
prudent/calculated risk taking;
•
providing only very limited perquisites;
•
being more team-oriented than individual accountability oriented; and
•
a balanced perspective between short-term and long-term incentives and goals.

Compensation Elements

The overall compensation program for fiscal 2026 consisted of base salary, annual cash incentives, long-term equity and cash incentives, and benefits. These benefits included a 401(k) plan, health and other welfare benefits, supplemental non-qualified deferred compensation, and limited perquisites such as an auto allowance and voluntary participation for certain executive officers, including NEOs, in an executive health program. Certain executive officers also participated in a severance protection plan. Further details about the elements of our compensation program for fiscal 2026 are set forth on the following pages.

Position Relative to Market and Peer Comparison Group

Traditionally, the Committee compares the Company’s pay practices and levels of pay to those of other companies within our industry or related industries with whom we compete for management talent on an annual basis. The Committee views such data to be useful information but does not believe such data should be deemed the best and final determinant of its compensation decisions. The Committee makes prudent distinctions between Culp’s executive compensation program and the practices at comparable companies when deemed necessary to maintain an effective compensation program. It is the Company’s belief that, in the final analysis, performance rather than benchmarking data should drive its executive compensation decisions. Some of the other factors also considered by the Committee in setting executive compensation include incumbent roles, responsibilities, tenure, internal equity, market conditions, and the desire to attract, retain, and motivate our executive officers and reinforce strategic objectives in support of long-term value creation.

The Committee traditionally reviews peer group composition on an annual basis and considers refinements as deemed appropriate. The Committee also traditionally engages an independent compensation consultant on an annual basis to advise it about a number of compensation-related issues, including development of an appropriate list of peer companies and periodic assessments of pay competitiveness and alignment with performance. The fiscal 2026 peer group approved by the Committee comprised the following 12 companies:

Bassett Furniture Industries, Inc. Crown Crafts, Inc. Live Ventures Incorporated Hooker Furniture Corp., Inc.	Jerash Holdings (US), Inc. Lakeland Industries, Inc. Vera Bradley, Inc. Purple Innovations Inc.	The Dixie Group Unifi, Inc. Flexsteel Industries, Inc. Vince Holding Corp.

As discussed above, the Committee paused ongoing market adjustments intended to gradually elevate NEO target pay to a position at or near the market 50th percentile (or median) levels, as compared to the Company’s peer group, due to persistent challenging business conditions. However, in the future, once business conditions normalize, the Committee expects to continue to gradually implement NEO pay positioning objectives targeting base salary, annual cash incentive compensation, and long-term equity incentive compensation at or near median market levels, while designing total direct compensation to vary based on performance, targeted at or near median market levels when performance is at target levels, with the understanding that total direct compensation can be above market when superior performance occurs, and continuing to be mindful of Company and individual performance, market conditions, and relative size positioning versus peers.

Base Salary

The Committee considers base salaries to be a fixed expense and, as discussed previously, began setting them in fiscal 2022 based on the gradual implementation of pay positioning targets for our NEOs. However, during fiscal 2023, in response to ongoing macroeconomic headwinds affecting the Company’s business and industry, as described in more detail above, the Company delayed the implementation of these positioning targets and, due to ongoing macroeconomic uncertainty, market volatility, and recent financial results below expectations, this delay has continued through fiscal 2026. Our chief executive officer, Mr. Culp, did not receive a salary increase in fiscal 2026, 2025 or 2024. Further, no other NEO received a salary increase in fiscal 2026 or 2025. The Committee believes the base salaries for NEOs in fiscal 2026 remained well below the 50th percentile market level compared to the Company’s peer group. The Compensation Committee may re-evaluate NEO salaries in fiscal 2027 if there is significant improvement in Company performance and market conditions.

Fiscal 2026 Annual Cash Incentive Plan

Our fiscal 2026 annual cash incentive plan provided for potential cash bonus payments to plan participants based upon actual performance versus pre-established metrics tied to the Company’s annual business plan and strategic priorities, with award opportunities based on the adjusted EBITDA for the entire Company. Any earned award based on adjusted EBITDA was subject to a downward adjustment of 40% if the Company's net debt was above a specific threshold level established for the Company, and no award could be earned if adjusted EBITDA was below the threshold level set for the Company. The Committee chose these annual incentive plan measures to reinforce the Company’s key strategic priorities for fiscal 2026, particularly its focus on profitability, margin improvement and balance sheet management during a time of continued uncertainty due to industry and macroeconomic challenges. The Committee believed that these measures were critical in evaluating the Company’s ability to operate effectively in this business environment.

Adjusted EBITDA is defined as the total, consolidated earnings of the Company before the deduction of interest, taxes, depreciation and amortization, excluding extraordinary and non-recurring items such as restructuring and related charges, goodwill or fixed asset impairment charges, prepayment fees on debt, other extraordinary charges or credits, and the effects of acquisitions, and also excluding any other items that the Compensation Committee deems appropriate for exclusion, all as calculated by the Company's accounting function. Net debt is defined as the total amounts outstanding under the Company’s lines of credit (current and long-term) less the consolidated cash and cash equivalents of the Company and also including or excluding any other items that the Committee deems appropriate, all as of the conclusion of fiscal 2026 as calculated by the Company’s accounting function.

The Committee established two measurement levels—threshold and target—for adjusted EBITDA under the fiscal 2026 annual cash incentive program, as well as corresponding award funding opportunities. The bonus opportunities under the program were capped at 50% of historical target award levels and threshold bonus opportunities under the program were set at 20% of historical target bonus levels (and 40% of the reduced target award levels for fiscal 2026). Annual adjusted EBITDA goals were established by the Committee, and target award opportunities for all NEOs were established ranging from 35% to 50% of annual salary. The annual incentive bonuses under the plan, if any, were to be paid in cash.

In developing the performance targets for the fiscal 2026 annual cash incentive program, the Committee carefully evaluated then-current and expected business conditions, as well as historical consolidated performance. Critical factors, such as the potential for continued macro-economic headwinds, inflationary trends affecting consumer discretionary spending, current demand levels for furniture and bedding, and pressure from ongoing global trade negotiations and related tariff and other measures, were also considered in setting the performance levels. Consistent with the approach used in fiscal 2025, the target adjusted EBITDA goal for fiscal 2026 was set above the internal operating budget and required significant improvement compared to performance in fiscal 2025. As such, the performance hurdles were considered to be challenging in light of business conditions and expectations. Once approved by the Committee, these performance levels were not changed or adjusted during the year, despite greater-than-expected industry and macro headwinds faced by the Company during the year.

Despite the significant cost structure and operating improvements achieved by the Company during fiscal 2026, the combination of stretch goals and challenging market conditions resulted in the minimum performance threshold for adjusted EBITDA not being met for fiscal 2026. As such, there were no annual incentive compensation awards earned under our fiscal 2026 program, including no awards for any of our NEOs.

The following table summarizes performance hurdles and award funding provisions approved by the Committee for fiscal 2026:

	Adjusted EBITDA		% of Annual Base Salary Eligible To Be Earned*
	Performance Level	Amount by which Performance Level Exceeds Prior Year Actual Performance
Threshold	$1,402,000	$4,942,000	20%
Target	$4,202,000	$7,742,000	50%**

*	Net debt of $13,000,000 or higher would have resulted in a downward adjustment of 40% for any award earned.
**	The maximum bonus percentage that could be earned was 50% of the participant's annual base salary, regardless of whether adjusted EBITDA exceeded the target level of $4,202,000.

As shown above, performance goals required significant year-over-year improvement versus the Company’s adjusted EBITDA result of $(3,700,000) in fiscal 2025. The Company's actual adjusted EBITDA for fiscal 2026 was below threshold performance hurdles. As a result, neither Mr. Culp nor Mr. Bowling or Mr. Bruno earned a payout under the fiscal 2026 cash incentive plan.

Fiscal 2026 Long-Term Incentive Awards

In accordance with our overall compensation strategy, the Committee has established a program of granting long-term equity incentive awards to our NEOs pursuant to the Company’s Amended and Restated Equity Incentive Plan. Grants to our NEOs in fiscal 2026 consisted solely of performance-based restricted stock unit award opportunities, along with a performance-based long-term incentive cash component for above-target award opportunities, rather than the mix of performance-based and service-based equity opportunities traditionally granted to NEOs. The Committee implemented this structure in response to feedback received from shareholders indicating a preference for a higher weighting of performance-based versus service-based awards under the long-term incentive program, as well as to align pay with longer-term Company performance success and also to continue our focus of aligning the long-term interest of management with those of our shareholders.

Award vesting for the performance-based restricted stock units granted in fiscal 2026 is tied to the adjusted EBITDA of the Company for fiscal year 2028 (the third year from grant). The potential number of shares of common stock that may vest in respect of fiscal 2026 performance-based restricted stock units is zero for below entry point (threshold) performance, 20% of target (i.e., 0.20 shares per restricted stock unit) at entry point (threshold) performance and 100% of target (i.e., one share per restricted stock unit) if target goals are met, with award funding for results between threshold and target levels determined using straight-line interpolation and payable in stock. Maximum restricted stock unit award opportunities are capped at 100% of target to help manage equity plan dilution and share usage. Consistent with our historical practice, NEOs and other participants may earn total long-term incentive awards of up to 200% of target, with award funding for results between target and maximum levels determined using straight-line interpolation and with any above-target portion of any earned long-term incentive award payable in cash to help manage equity plan dilution and share usage. The maximum adjusted EBITDA goal for the fiscal 2026 long-term equity incentive program was set meaningfully above the target hurdle associated with restricted stock unit grants. Any earned stock and/or cash awards under the fiscal 2026 long-term incentive program will be paid approximately three years after the date of grant if the participant continues providing services to the Company for the full vesting period. The Committee believes the fiscal 2026 long-term incentive program further reinforces the Company’s strategic transformation initiatives in support of long-term value creation while demonstrating responsible equity grant usage given the current stock price level.

Adjusted EBITDA is defined under the fiscal 2026 LTIP as the total consolidated earnings of the Company before the deduction of interest, taxes, depreciation and amortization for its fiscal year 2028, excluding extraordinary and non-recurring items such as restructuring and related charges, goodwill or fixed asset impairment charges, prepayment fees on debt, other extraordinary charges or credits, and the effects of acquisitions, and also excluding any other items that the Committee deems appropriate for exclusion, all as calculated by the Company’s accounting function.

Target performance goals for the fiscal 2026 long-term incentive program are set at challenging levels that require significant improvement in profitability for fiscal year 2028 relative to current levels. Threshold fiscal 2028 Adjusted EBITDA performance for these performance-based stock units is $12,421,000 and target fiscal 2028 Adjusted EBITDA performance for these performance-based stock units is $15,421,000. For the long-term cash incentive awards, the adjusted EBITDA performance level at which cash may be earned under the award (and below which no cash is earned) is $15,421,000 and the adjusted EBITDA performance level at which the maximum amount of cash may be earned under the award (and above which no additional cash is earned) is $20,000,000. In setting these levels, the Committee considered achievement of the target levels to be challenging (stretch) goals compared to its expectations for the Company's performance for such period.

Our NEOs in fiscal 2026 were granted the following number of performance-based restricted stock units pursuant to the fiscal 2026 long-term incentive program:

Performance-Based Restricted Stock Units
Robert G. Culp, IV	118,203
Kenneth R. Bowling	49,910
Thomas M. Bruno	47,329

The performance-based cash component of the long-term incentive awards for which our NEOs are eligible pursuant to the fiscal 2026 long-term incentive program are as follows:

Performance-Based Cash Component
Robert G. Culp, IV	$0 for below target performance $5,000 up to a maximum of $500,000 for above-target performance
Kenneth R. Bowling	$0 for below target performance $2,111 up to a maximum of $211,120 for above-target performance
Thomas M. Bruno	$0 for below target performance $2,002 up to a maximum of $200,200 for above-target performance

A total of 215,442 performance-based restricted stock units for target adjusted EBITDA results and a total maximum performance-based cash component for above-target adjusted EBITDA results of $911,320 were granted to current NEOs for fiscal 2026. Consistent with past practice, the grant date closing stock price was used to determine fiscal 2026 restricted stock unit grant levels relative to the target values of the awards. The performance-based restricted stock units will also fully vest at the target level for each award recipient upon a qualifying termination of employment in connection with a change of control (a “double trigger” change of control feature) or the termination of the recipient’s employment by reason of the recipient’s death or disability. The long-term incentive awards payable in cash, however, do not vest upon any such events.

The equity awards granted under the fiscal 2026 long-term incentive program to our NEOs are reflected in the Summary Compensation Table in the “Stock Awards” column. The cash component of awards granted under the fiscal 2026 long-term incentive program to our NEOs will be reflected in the Summary Compensation Table for the year in which it may be earned. In addition, for our NEOs who received equity grants under the fiscal 2024, 2025, and/or fiscal 2026 long-term incentive programs, the number of unearned units shown as not vested as of the end of fiscal 2026 (which includes service-based awards granted in fiscal 2024 for the three-year vesting period ended July 17, 2026, which had not yet vested as of the end of fiscal 2026), as well as the market value of such unearned units, are reflected in the “Outstanding Equity Awards at Fiscal Year-End” table.

Fiscal 2024 Long-Term Incentive Awards Eligible to Vest in Fiscal 2026

As part of the fiscal 2024 long-term incentive program, the Committee granted to all participants under the plan, including our NEOs at the time, a combination of one-half performance-based restricted stock units and one-half service-based restricted stock units, except that the grant for our chief executive officer was a combination of 75% performance-based restricted stock units and 25% service-based restricted stock units. For grants of performance-based restricted stock units, each unit consisted of the right to receive zero to two shares of the common stock of the Company based on attainment of the goals described below. For grants of service-based restricted stock units, each unit consisted of the right to receive one share of common stock based on the participant remaining employed with the Company through the end of the three-year vesting period.

The vesting conditions for the performance-based units were based on the applicable reporting unit's adjusted operating income goals identified for three discrete one-year periods, with all goals set at the time of grant and each measurement period equally weighted, with any earned awards accruing each year and payable in stock following the end of the three-year vesting period, and with any earned awards subject to adjustment by up to +/- 25% based on the Company’s three-year relative total shareholder return (TSR) performance as compared to the Company’s peer group. Additionally, no performance-based units would vest unless the cumulative three-year adjusted operating income was positive for the applicable reporting unit. The Committee approved discrete one-year performance periods for this long-term equity incentive award due to challenges associated with multi-year cumulative goal setting within a volatile market environment.

Annual adjusted operating income (loss) was defined under the fiscal 2024 long-term incentive program as the operating income or loss of the applicable reporting unit for the applicable year of the three-year performance period, as calculated and recorded on the reporting unit’s financial statements for the fiscal year in question, but excluding extraordinary and non-recurring items, if any, including restructuring and related charges, goodwill or fixed asset impairment charges, prepayment fees on debt, other extraordinary charges or credits, and the effects of acquisitions. Earned performance awards were eligible to vest in full approximately three years after the date of grant if the participant met the continued service requirements.

The performance-based awards granted to NEOs under the fiscal 2024 long-term incentive program did not vest due to below-threshold performance by the Company and its bedding reporting unit with respect to adjusted operating income in each of the discreet one-year periods comprising the three-year vesting period. As such, Messrs. Culp, Bowling, and Bruno did not earn any shares in connection with this award. The service-based awards granted to each of Messrs. Culp, Bowling, and Bruno under the fiscal 2024 long-term incentive program vested in July 2026, resulting in the issuance of 22,361, 18,884 and 17,907 shares to each of Messrs. Culp, Bowling, and Bruno, respectively.

Long-Term Incentive Awards to Mr. Bruno Upon Hire

In connection with the Company's hiring of Mr. Bruno in September 2022, Mr. Bruno received a grant of 37,671 service-based restricted stock units pursuant to a one-time award which provided for the vesting of one-third of such restricted stock units on each of September 6, 2023, September 6, 2024, and September 6, 2025, if Mr. Bruno remained employed with the Company through the applicable vesting date. For these service-based restricted stock units, each unit consisted of the right to receive one share of common stock. Mr. Bruno vested in 12,557 of these restricted stock units on each of September 6, 2023, September 6, 2024, and September 6, 2025, based on Mr. Bruno remaining employed by the Company through each such date, resulting in an issuance of 12,557 shares to Mr. Bruno at each such time and an aggregate of 37,671 shares issued to Mr. Bruno under this award.

Health and Welfare Plans

Our health and welfare benefit plans for fiscal 2026 were open to all full-time employees. Under each plan, the NEOs received either the same benefit as all other salaried employees or a benefit that is exactly proportional, as a percentage of salary, to the benefits that others receive. For example, the amount of each individual’s Company-paid life insurance policy is based on his or her base salary.

Retirement Plans

401(k)

During fiscal 2026, participation in our tax-qualified 401(k) plan was available to all of our full-time employees over the age of 21 with at least three months of service. This plan allows our employees to save money for retirement in a tax-advantaged manner. All of our NEOs participated in this plan during fiscal 2026. For each participant, we contributed 100% of the first 4% of salary that the participant contributed to the plan.

Supplemental non-qualified deferred compensation plan

We provided a supplemental non-qualified deferred compensation plan during fiscal 2026 for all of our NEOs. Under the plan, each participant may elect to defer up to 100% of his or her annual base salary and/or annual incentive bonus into the participant’s plan account. In addition, we have the ability to make Company contributions in any amount to any participant’s account. In fiscal 2026, Mr. Culp received Company contributions to his plan account equal to 15% of his annual salary (unchanged from fiscal 2025) and Mr. Bruno and Mr. Bowling each received Company contributions to their respective plan accounts equal to 12.5% of their annual salaries (unchanged from fiscal 2025). In addition to the aforementioned contributions, we made Company contributions to the accounts of three other executive officers who were plan participants in fiscal 2026. The Company contributions made to our NEOs during fiscal 2026 under our supplemental non-qualified deferred compensation plan are reflected in the Summary Compensation Table in the “All Other Compensation” column.

Perquisites

We provide only very limited perquisites. During fiscal 2026, the only perquisites provided to our NEOs were an automobile allowance and an opportunity to voluntarily participate in an executive health program where the Company pays the cost of a comprehensive health assessment to address overall medical needs and assess health risk. The costs associated with these perquisites is included in the “All Other Compensation” column of the Summary Compensation Table and is more specifically described in footnote 2 thereof.

Clawback Policy

We maintain a compensation clawback policy with respect to our executive officers, effective as of September 28, 2023, which is intended to address SEC and listing exchange requirements mandating the clawback of incentive compensation upon the restatement of the Company’s financial statements. The policy generally requires the recovery by the Company, in the event of a required accounting restatement (including a “little-r” restatement) of the Company’s financial statements, of incentive-based compensation (including incentive-based compensation granted pursuant to our annual cash incentive plan or long term equity incentive plan) that is based wholly or in part upon the attainment of any financial reporting measure and is received by current or former executive officers on or after September 28, 2023, to the extent that such compensation based on the erroneously reported financial information exceeds the amount derived from the restated financial information. Clawback under the policy is required for any such excess compensation received during the three completed fiscal years immediately preceding the date the Company is required to prepare an accounting restatement. The policy provides for mandatory clawback by the Company of such excess compensation, with exceptions applicable only if (a) the direct expense paid to a third party to assist in enforcing the policy would exceed the amount to be recovered (provided that we must make a reasonable attempt to recover such erroneously awarded compensation, document our reasonable attempts to effect a recovery, and provide that documentation to our current listing exchange), (b) recovery would violate home country law where that law was adopted prior to November 28, 2022 (provided that the Company has obtained an opinion of home country counsel, acceptable to our current listing exchange, that recovery would result in such a violation and a copy of the opinion is provided to our current listing exchange), or (c) a recovery from certain tax-qualified retirement plans would likely cause such plans to fail to meet the statutory requirements for tax exemption. To facilitate the application of the policy, we require recipients of awards of incentive compensation based wholly or in part upon the attainment of any financial reporting measure to agree to repay any such excess compensation in accordance with this policy.

In addition, the form of restricted stock unit agreement and form of annual incentive award agreement, in each case under the Amended and Restated Equity Incentive Plan, each provide that the Committee may, in its discretion, require a recipient of an award thereunder to, in the event of a material negative restatement, pay the Company an amount corresponding to the amount that the Committee determines would not have been vested or paid if the Company’s results as originally published had been equal to the Company’s results as subsequently restated, within five years after the date of the original payment or vesting, whichever is later. Moreover, if at any time within three years of the vesting or payment of an award under those agreements, whichever is later, the recipient is terminated for cause (or could have been terminated for cause), in each case as defined in those agreements, then, if any part of the underlying conduct or circumstances giving rise to the cause determination took place during the applicable vesting period for such award, the Committee may require the recipient to pay to the Company an amount corresponding to the amount of each such award.

Severance Protection Plan

We have maintained a severance protection plan for many years that covers certain of our officers, including all of our NEOs during fiscal 2026. The plan operates through written agreements we have with each officer. Under each of these agreements, the officer will be entitled to receive payment from the Company in certain circumstances if the officer’s employment terminates in anticipation of, or within a particular time period following, a change of control of our Company. The agreements are “double trigger” arrangements that only allow an executive to receive a change of control severance payment if he or she is terminated without cause (as defined in such agreements) or can demonstrate an adverse change in his or her conditions of employment.

In each case, upon the officer’s qualifying termination of employment, the Company would pay the officer an amount that is approximately double his or her total cash compensation at the time of termination. Total cash compensation means base salary plus the target annual incentive bonus for the fiscal year in which the termination occurs. In addition, if the termination were to occur prior to the annual bonus payout for the prior fiscal year, the officer would be entitled to that bonus payment (to the extent earned for such period) as well. Each agreement also provides for an additional payment of one year’s total cash compensation to the officer in exchange for non-competition covenants. In no case, however, will the executive recipient receive more than the amount permitted by Section 280G of the U.S. Internal Revenue Code relating to excess parachute payments. Thus, excise tax liabilities are avoided. For information about these covenants, the circumstances in which payments under the agreements would be triggered and the estimated amounts of the payments to our NEOs, see “Potential Payments upon Termination or Change of Control.”

Anti-Hedging and Anti-Pledging Policies

The Company maintains a policy that prohibits all executive officers, as well as all directors and certain other designated individuals, from hedging with respect to any of the Company’s securities. This includes a prohibition on purchasing any instrument or engaging in any transaction, including put options or forward-sale contracts, with the purpose of offsetting or reducing exposure to the risk of price fluctuations in Company securities. In addition, the Company’s policy strongly discourages executive officers, directors, and other designated individuals from pledging Company securities to secure a loan, including holding such securities in a margin account, unless such person has the clear financial capability to repay any associated loan without resort to the pledged securities. The Company policy requires advance notice and pre-clearance of any such pledge or margin transaction. None of the Company’s executive officers or directors have currently pledged any Company securities.

Conclusion

The Committee has considered each of the elements of our named executive officers’ compensation as described above. It also has considered the total amounts of current compensation, retirement compensation, and potential compensation from equity awards and severance protection that these elements provide to our NEOs. The Committee believes the amount of each compensatory element and the total amount of compensation for each NEO is reasonable and appropriate in light of the officer’s experience and individual performance contribution, and our recent operational and financial results.

SUMMARY COMPENSATION TABLE

The following table shows the compensation we paid to our NEOs for fiscal 2026 and fiscal 2025.

Name and Principal		Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Position (a)	Year (b)	($) (c)	($) (d)	($) (e)(1)	($) (f)	($) (g)*	($) (h)**	($) (i) (2)	($) (j)
Robert G. Culp, IV President and Chief Executive Officer	2026 2025	519,231 500,000	— —	500,000 575,269	— —	— —	2,523 5,235	108,018 115,947	1,129,772 1,196,451

Kenneth R. Bowling Executive Vice President, Chief Financial Officer, and Treasurer	2026 2025	313,200 301,600	— —	211,119 242,901	— —	— —	6,194 10,536	79,747 97,988	610,260 653,025

Thomas M. Bruno Chief Commercial Officer	2026 2025	297,000 286,000	— —	200,202 230,339	— —	__ —	798 790	59,755 60,528	557,755 577,657

*

No cash awards were paid to NEOs pursuant to the annual cash incentive program in fiscal 2026 or 2025. The NEOs were awarded long-term incentive awards payable in cash in fiscal 2026, with payout based on performance metrics for fiscal 2028. As these performance metrics were not satisfied in fiscal 2026, the amounts of these awards are not included in this Summary Compensation Table. For a description of these awards, see “Executive Compensation and Other Information—Compensation Elements—Fiscal 2026 Long-Term Incentive Awards.”

**

The amounts shown in this column represent the amount of interest earned during the fiscal year on the officer’s account balance under our supplemental non-qualified deferred compensation plan that the SEC considers to be “above market.” The Compensation Committee is responsible for setting this interest rate. The interest rate for the first five months of fiscal 2026 and full year fiscal 2025 was the rate for 30-year U.S. Treasury notes plus 2.5%. Effective October 2025, the Compensation Committee made the decision to exclude investment options that the SEC considers to have "above market" interest rates.

(1)
The stock award values reflected in this column represent the restricted stock units granted in fiscal 2026 and fiscal 2025. These values reflect the aggregate grant date fair value computed in accordance with ASC Topic 718 for fiscal 2026 and fiscal 2025 for equity-based awards granted to each NEO, with these award values calculated based on the probable level of achievement at the time of grant, excluding the effect of forfeitures. Therefore, the award values reflect the estimated aggregate compensation expense to be recognized in the Company’s financial statements over the relevant performance/service period determined as of the grant date, and do not reflect the actual value, if any, that may be received by executive officers for their awards. For information about the relevant assumptions made in calculating compensation expense, please see note 15 – “Stock-Based Compensation” to the financial statements included in our fiscal 2026 Annual Report on Form 10‑K. The potential maximum payout for the awards granted in fiscal 2026 is equal to the amounts shown in the column. For performance above target, the Committee awarded long-term incentive awards payable in cash. See “Executive Compensation and Other Information—Compensation Elements—Fiscal 2026 Long-Term Incentive Awards.”

(2)
The following table shows the components of “All Other Compensation” for fiscal 2026.

	401(k) plan match ($)	Amount paid for group life insurance (a) ($)	Contribution to non-qualified deferred compensation plan ($)	Perquisites (b) ($)	Total ($)
Mr. Culp	14,769	1,570	83,279	8,400	108,018
Mr. Bowling	12,528	1,570	54,549	11,100	79,747
Mr. Bruno	11,880	1,570	37,905	8,400	59,755

(a)
The amount paid for life insurance consists of premiums for group life insurance that is generally available to all salaried full-time employees.

(b)
Perquisites for Mr. Culp and Mr. Bruno consisted solely of an auto allowance of $8,400. Perquisites for Mr. Bowling consisted of $8,400 for an auto allowance and $2,700 for the cost of his participation in a voluntary executive health program.

Change of Control and Non-Competition Agreements

At the end of fiscal 2026, the Company was party to change of control and non-competition agreements with all of our NEOs. The purpose of these agreements is to encourage the officers to carry out their duties in the event of a possible change in the control of our Company. The agreements are not ordinary employment agreements. Unless there is a change of control (as defined in the agreements), they do not provide any assurance of continued employment, or any severance. Each agreement has a rolling three-year term.

Under these agreements, any of the following events would be a “change of control”:

•
any person, entity or group acquiring, directly or indirectly, 35% or more of our common voting stock (subject to certain exceptions);
•
a merger or consolidation involving us and another entity, if we are not the surviving entity and after the merger or consolidation the holders of 35% or more of the voting stock of the surviving corporation were not holders of our voting stock immediately before the transaction;
•
our liquidation or dissolution, or a sale or transfer of substantially all of our assets; or
•
a change in the majority of our directors that our directors have not approved.

Each agreement provides for payment to the officer in connection with a change of control if any of the following triggering events were to occur:

•
the officer is terminated in anticipation of the change of control;
•
the officer is terminated within three years after the change of control for any reason other than death, disability or for cause; or
•
the officer terminates his or her employment during that three-year period following the change of control because we (or our survivor) change his or her employment conditions in a negative and material way.

Following a triggering event, the officer would be entitled to payment in the amount of 1.99 times the officer’s total compensation. “Total compensation” means base salary plus the target annual incentive bonus for the fiscal year in which the termination occurs. In addition, if the termination were to occur prior to the annual bonus payout for the prior fiscal year, the officer would be entitled to that bonus payment as well. However, any compensation that would constitute a parachute payment under Section 280G of the federal tax code would be reduced to the extent necessary to avoid a federal excise tax on the officer or the loss of our federal income tax deduction. Each agreement requires the officer to receive his or her change of control payment in a single lump sum following termination.

The agreements also provide for an additional payment of one year’s total compensation to each officer in exchange for non-competition covenants by the officer that take effect only if the officer’s employment terminates following a change of control. Under these covenants, each officer agrees not to compete with us or solicit our customers or employees for 12 months following termination. The officer would receive the non-competition payment in 12 equal monthly installments beginning on the date of termination.

In addition, the agreements require us to reimburse the officers for any fees and expenses incurred in connection with any claim or controversy arising out of or relating to the agreements.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information about the equity awards our NEOs held as of the end of fiscal 2026.

Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
(a)		(g)	(h)	(i)	(j)
Robert G. Culp, IV	9/28/2023 9/28/2023 8/08/2024 8/08/2024 8/07/2025 8/07/2025	22,361 (2) — — — — —	76,027 — — — — —	— 4,472 (3) — 21,505 (4) — 23,461 (5)	— 15,205 — 73,117 — 79,767

Kenneth R. Bowling	9/28/2023 9/28/2023 8/08/2024 8/08/2024 8/07/2025 8/07/2025	18,884 (2) — — — — —	64,206 — — — — —	— 1,259 (3) — 9,080 (4) — 4,499 (5)	— 4,281 — 30,872 — 15,297

Thomas M. Bruno	9/28/2023 9/28/2023 8/08/2024 8/08/2024 8/07/2025 8/07/2025	17,907 (2) — — — — —	60,884 — — — — —	— 1,194 (3) — 8,611 (5) — 9,466 (8)	— 4,060 — 33,066 — 32,184

(1)
We calculated these values using a price of $3.40, the closing price per share of our common stock on Nasdaq as of May 1, 2026, the last trading day of fiscal 2026.
(2)
The service-based restricted stock units in this grant vested and converted into the right to receive one share of common stock per unit at the end of the applicable vesting period (July 2026 for awards granted in September 2023) due to the participant remaining employed with the Company through such period. No service-based restricted stock units were granted to NEOs in fiscal 2025 or fiscal 2026.
(3)
The performance-based restricted stock units in this grant would result in shares being earned, if at all, if the participant provided services to the Company through the required service period and if certain pre-established financial performance targets were met. The financial performance targets for these awards were based on discrete operating income benchmarks for fiscal years 2024, 2025, and 2026, and a minimum three-year cumulative operating income threshold. The number of shares that could be earned was based on whether each individual annual performance target and three-year cumulative threshold as defined in the award agreement were met. The numbers of shares shown in column (i) and the values shown in column (j) are based upon the Company’s financial performance for each of the three fiscal years included in the performance period for the grant as compared to the payout levels for the grant, with values calculated using the closing price of the Company’s common stock at the most recent fiscal year-end. The threshold payout level for this grant was 0.20 shares per restricted stock unit, with shares being earned only if financial performance was at or above the threshold level. For each of fiscal years 2024 and 2025, the Committee determined that performance for each of the relevant metrics was below the threshold performance level for these awards. As such, the amounts reflected in the table for these performance-based restricted stock units reflect zero shares being earned for fiscal 2024 and fiscal 2025. For fiscal 2026, the amounts for these outstanding performance-based restricted stock units are presented at threshold performance level. However, for fiscal year 2026, no shares were earned under these awards, as performance on all stated metrics was below threshold level.
(4)
The performance-based restricted stock units in this grant result in shares being earned, if at all, over a performance period of three fiscal years, beginning with the fiscal year that includes the date of grant of August 8, 2024. The number of shares that can be earned and vested is based on whether certain pre-established cumulative performance levels as defined in the award agreement are met during the three-year performance period. The numbers of shares shown in column (i) and the values shown in column (j) are based upon the Company’s financial performance in previous fiscal years that are included in the performance period for the grant as compared to the payout levels for the grant, with values calculated using the closing price of the Company’s common stock at the most recent fiscal year-end. The threshold payout level for this grant is 0.20 shares per restricted stock unit, with shares being earned and vested only if financial performance is at or above the threshold level. The amounts for these outstanding performance-based restricted stock units are presented at threshold performance level.
(5)
The performance-based restricted stock units in this grant result in shares being earned, if at all, over a period of three fiscal years, beginning with the fiscal year that includes the date of grant of August 7, 2025. These performance-based restricted stock units include a performance period that is based on adjusted EBITDA benchmarks for the third and final fiscal year of the applicable three-year vesting period (fiscal 2028). The minimum threshold payout level for this grant is 0.20 shares per restricted stock unit, with shares being earned and vested only if financial performance is at or above the threshold level. The number of shares that can be earned and vested is based on whether certain fiscal 2028 adjusted EBITDA performance levels as defined in the award agreement are met, as well as achieving the three-year service requirement. The number of outstanding shares shown in column (i) and the values shown in column (j) are presented at the threshold performance level.

Pay versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between ‟compensation actually paid,” as determined in accordance with Item 402(v) of Regulation S-K, to our NEOs and certain financial performance measures of our Company.

The table presents ‟compensation actually paid” in accordance with the requirements of the SEC rule for ‟smaller reporting companies.” As identified in the footnotes to the table, the determination of ‟compensation actually paid” includes adjustments to reflect, among other things, period-to-period changes in the value of unvested equity awards. Accordingly, such amounts do not reflect the value of compensation actually delivered to, or received by the PEO or the Non-PEO NEOs, in the period reported in the table, as the amount of actual compensation received by any executive officer depends on whether the executive officer satisfies the conditions for vesting of any such award, the extent to which performance conditions for performance-based awards are satisfied, and the value of our common stock on the date such awards vest. Additionally, the calculation of ‟compensation actually paid” differs significantly from the Summary Compensation Table calculation of compensation and the way in which the Committee views annual compensation decisions, as discussed in the Executive Compensation and Other Information section of this proxy statement. You should refer to the Executive Compensation and Other Information section for a complete description of how executive compensation relates to our performance and how the Committee makes its compensation decisions.

Pay versus Performance

Fiscal Year	Summary Compensation Table Total for PEO (1) ($)	Compensation Actually Paid to PEO (1) (2) ($)	Average Summary Compensation Table Total for Non-PEO NEOs (3) $	Average Compensation Actually Paid to Non-PEO NEOs (2) $	Value of Initial Fixed $100 Investment Based on Total Shareholder Returns (4) $	Net Loss (5) (in thousands) $
(a)	(b)	(c)	(d)	(e)	(f)	(g)
2026	1,129,772	709,873	584,008	404,306	62.27	(10,211)
2025	1,196,451	593,597	615,341	358,164	70.33	(19,103)
2024	1,281,263	824,852	612,734	456,048	84.25	(13,819)
(1)
Robert G. Culp, IV served as president and chief executive officer and is identified as PEO in the table for all of the years presented. Mr. Culp has served as the sole principal executive officer since July 23, 2021.
(2)
Deductions from, and additions to, total compensation in the Summary Compensation Table for fiscal 2026 to calculate ‟compensation actually paid” include:

	(Fiscal 2026)	(Fiscal 2026)
	PEO	Average Non-PEO NEOs
	($)	($)
Total Compensation for Summary Compensation Table	1,129,772	584,008
Adjustments for Equity Awards
Adjustment for grant date values in summary compensation table	(500,000)	(205,661)
Year-end fair value of unvested awards granted in current year	79,767	23,741
Year-over-year difference of year-end values for unvested awards in prior years	(9,839)	(8,094)
Fair values at vest date for awards granted and vested in current year	—	—
Difference in fair values between year-end fair values and vest date fair values for awards granted in prior years	10,173	10,312
Forfeitures during current year equal to prior year-end fair value	—	—
Dividends or dividend equivalents not otherwise included to total compensation	—	—
Total adjustments for equity awards	(419,899)	(179,702)
Compensation Actually Paid (as calculated)	709,873	404,306

(3) The dollar amounts reported in this column represent the average amounts reported for our Company’s NEOs as a group (excluding Mr. Culp) as shown in our ‟Total” column of the Summary Compensation Table in each applicable year. The named executive officers included for purposes of calculating the average amounts in each applicable year are Mr. Bowling and Mr. Bruno.

(4)
The dollar amounts reported in this column represent the Company’s total shareholder return (‟TSR”) for the period beginning on the last trading day of the year preceding the earliest year presented in the table and ending the last day of the covered year.
(5)
The dollar amounts reported in this column represent the amount of net loss reflected in our consolidated audited financial statements for the applicable year.

Graphical Presentations of the Relationship of Executive Compensation to Certain Performance Measures

The following charts present the relationship for the periods presented in the foregoing table between the “compensation actually paid” for each of the PEOs and the average “compensation actually paid” for the Non-PEO NEOs and each of the Company’s TSR and net loss.

Relationship of Executive Compensation Actually Paid to TSR of the Company

Relationship of Executive Compensation Actually Paid to Net Loss

COMPENSATION OF DIRECTORS

Directors who are also employees of the Company do not receive additional compensation for service as directors. Our compensation for non-employee directors consists of an annual cash retainer and an equity award. The equity component of our non-employee director compensation package consists of a single annual award of service-based restricted stock units issued under our Amended and Restated Equity Incentive Plan to be made following each annual shareholder meeting, in an amount equal to the annual cash retainer. These service-based restricted stock units vest on the earlier of (i) the one-year anniversary of the date of grant and (ii) the next annual meeting of shareholders which is at least 50 weeks after the immediately preceding year's annual meeting, provided that the non-employee director remains as a director of the Company through the vesting date, except in certain limited circumstances set forth in the related award agreement between the Company and the non-employee director.

For fiscal 2026, we paid our directors, other than Mr. Saxon, who were not employees of the Company at any time during the fiscal year the following compensation:

•
an annual cash retainer, paid in quarterly installments, based on a fee of $60,000 for the lead independent director and $55,000 for the other non-employee directors;
•
an annual grant of service-based restricted stock units with a value of $60,000 for the lead independent director and $55,000 for the other non-employee directors. These service-based restricted stock units vest and convert into the right to receive one share of common stock per restricted stock unit at the end of the vesting period as described above. The number of restricted stock units granted is determined using the closing price of the Company's common stock on the date of grant, with partial units rounded to the nearest whole number of units. This resulted in a grant of 14,388 restricted stock units to Mr. Jackson, and 13,189 restricted stock units to each of Ms. Gatling, Mr. Tyson, Mr. Collier, and Ms. Heatherton on September 25, 2025, based upon a closing price of $4.17 per share at the date of grant. Mr. Wilson, who joined the Board on January 23, 2026, did not receive an equity award in fiscal 2026. Effective December 11, 2025, Mr. Jones resigned from the board of directors, thereby forfeiting his 13,189 restricted stock units awarded on September 25, 2025.

Mr. Saxon served as an executive officer of the Company until September 1, 2022, and provided advice, strategic planning, and consulting services to the Company as an independent contractor, in addition to serving as chairman of the Board, through fiscal 2025. During fiscal 2026, Mr. Saxon solely served as chairman of the Board. In fiscal 2026, Mr. Saxon received a $210,000 fee for his service as chairman of the Board, paid entirely in cash in quarterly installments. Mr. Saxon did not receive any equity grants in fiscal 2026. For fiscal 2027, Mr. Saxon’s fee for service as chairman of the board is $200,000, payable in cash in quarterly installments. Prior to resigning as an executive officer of the Company, Mr. Saxon did not receive any fees for his service as a director to the Company, and Mr. Saxon did not receive any severance payments in connection with his departure from his role as an executive officer of the Company.

The following table shows the total compensation earned by our directors in fiscal 2026, other than Mr. Culp, who did not receive any additional compensation for his service as director.

	Fees earned or paid in cash		Stock Awards		Nonqualified deferred compensation earnings	All other compensation	Total
Name	($)		($)		($)	($)	($)
(a)	(b)		(c) (1)		(f)(2)	(g)	(h)
Fred A. Jackson	60,000		60,000		—	—	120,000
Kimberly B. Gatling	55,000		55,000		—	—	110,000
William L. Tyson	55,000		55,000		—	—	110,000
J. Douglas Collier	41,250	(3)	55,000		—	—	96,250
Lynn D. Heatherton	41,250	(3)	55,000				96,250
Mark Wilson	13,750	(4)	—		—	—	13,750
Alexander B. Jones	27,500	(5)	55,000	(5)			82,500
John A. Baugh	13,750	(6)	—		—	—	13,750
Sharon Decker	13,750	(6)	—		—	—	13,750
Franklin N. Saxon	210,000		—		14,955	—	224,955

(1)
The amounts reflected in this column are the grant date fair value of service-based restricted stock unit awards issued to our directors, computed in accordance with ASC Topic 718. For information about the relevant assumptions made in calculating compensation expense, please see note 15 – “Stock-Based Compensation” to the financial statements included in our fiscal 2026 Annual Report on Form 10-K.

(2)
The amount reflected in this column shows the amount of interest earned during the fiscal year on Mr. Saxon’s account balance under our supplemental non-qualified deferred compensation plan that the SEC considers to be “above market.” The Compensation Committee is responsible for setting this interest rate. The interest rate for the first five months of fiscal 2026 was the rate for 30-year U.S. Treasury notes plus 2.5%. Effective October 2025, the decision was made to exclude investment options in our supplemental non-qualified deferred compensation plan that the SEC considers to have "above market" interest rates and, as such, no "above market" interest was earned on Mr. Saxon’s account balance under such plan thereafter. Mr. Saxon was eligible to participate in this plan by virtue of his status as an executive officer of the Company until September 1, 2022. Company contributions to the account of Mr. Saxon were discontinued during fiscal 2021.

(3)
Effective September 24, 2025, Mr. Collier and Ms. Heatherton were elected as directors of the Company.

(4)
Effective January 23, 2026, Mr. Wilson was appointed as a director of the Company. Accordingly, he did not receive any equity awards for his service in fiscal 2026.

(5)
Effective December 11, 2025, Mr. Jones resigned from the Board of Directors. In addition, on September 25, 2025, Mr. Jones was awarded 13,189 restricted stock units based on a closing price of $4.17 per share, which such restricted stock units were forfeited upon his resignation.

(6)
Mr. Baugh and Ms. Decker did not stand for re-election upon expiration of their then-current term at the 2025 annual meeting of shareholders. Consequently, their respective payments of $13,750 on July 1, 2025, represent the final quarterly installment of their annual cash retainer.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The current members of the Compensation Committee, all of whom are non-employee directors and independent directors, are Mr. Jackson (chair), Ms. Gatling, Mr. Collier, Ms. Heatherton, and Mr. Tyson. None of our executive officers serves as a director or member of the compensation committee of another entity, one of whose executive officers serves on our Board or Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

All transactions between the Company and related parties are reviewed and approved by our Audit Committee, which is made up entirely of independent directors. We collect information about related party transactions from our officers and directors through annual questionnaires distributed to officers and directors. Each director and officer agrees to abide by our Code of Business Conduct and Ethics, which provides that officers and directors should avoid conflicts of interest and that any transaction or situation that could involve a conflict of interest between the Company and the officer or director must be reported to the Audit Committee and is subject to approval by the Audit Committee if and when appropriate. The Code of Business Conduct and Ethics identifies a non-exclusive list of situations that may present a conflict of interest, including significant dealings with a competitor, customer, or supplier, similar dealings by an immediate family member, personal investments in entities that do business with the Company, and gifts and gratuities that influence a person’s business decisions, as well as other transactions between an individual and the Company. The Audit Committee’s charter provides that the Audit Committee will review, investigate, and monitor matters pertaining to the integrity or independence of the Board, including related party transactions. The Audit Committee reviews and makes determinations about related party transactions or other conflicts of interest as they arise, and the Audit Committee conducts an annual review of all related party transactions each fiscal year. Policies requiring review and approval of any transaction or arrangement with a director or executive officer that may present a conflict of interest are set forth in the Code of Business Conduct and Ethics, which states that such transactions will only be approved when the Audit Committee finds that the transaction is in the best interests of the Company even though it presents or appears to present a conflict of interest. The Company is not aware of any such transaction with any shareholder owning more than five percent of our stock who is not a director or officer, but any such transaction would be reviewed using the same guidelines as for officers and directors.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, its executive officers, any persons who hold more than 10 percent of the Company’s common stock and certain trusts (collectively, “insiders”) to report their holdings of and transactions in the Company’s common stock to the SEC. Specific due dates for these reports have been established, and the Company is required to disclose in this Proxy Statement any late filings and any failures to file that occurred in fiscal 2026. Insiders must file three types of ownership reports with the SEC: initial ownership reports, change-in-ownership reports and year-end reports. Under the SEC’s rules, insiders must furnish the Company with copies of all Section 16(a) reports that they file. Based solely on a review of copies of these reports and on written representations the Company has received, the Company believes that during fiscal 2026, its insiders complied with all applicable Section 16(a) reporting requirements, except that Mark Wilson filed a late initial ownership report on Form 3 in connection with his January 23, 2026, election to the Company's Board of Directors.

AUDIT COMMITTEE REPORT

The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is available on the Company’s website at www.culp.com under the “Investor Relations/Governance” section. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the Company’s financial reports and information, systems of internal controls, and accounting, auditing, and financial reporting processes. The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the independent auditors and must pre-approve all services provided by the independent auditors. Both the independent auditors and the Company’s internal auditor report directly to and meet with the Audit Committee.

Management has the primary responsibility for financial statements and the reporting process. The Company’s firm of independent auditors, which for fiscal year 2026 was Grant Thornton LLP, is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with U.S. generally accepted accounting principles. The Audit Committee has reviewed and discussed with management and Grant Thornton the audited financial statements as of and for the year ended May 3, 2026. The Audit Committee has also discussed with Grant Thornton the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has received from Grant Thornton the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Grant Thornton its independence from the Company and its management. The Audit Committee also has considered whether Grant Thornton’s provision of non-audit services, if any, to the Company is compatible with the concept of auditor independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended May 3, 2026, for filing with the Securities and Exchange Commission.

The foregoing report has been furnished by members of the Audit Committee.

William L. Tyson, Chairman

Kimberly B. Gatling

Fred A. Jackson

John Douglas Collier

Lynn Heatherton

FEES PAID TO INDEPENDENT AUDITORS

The following table sets forth the fees billed to the Company by Grant Thornton LLP for services in fiscal 2026 and fiscal 2025.

	Fiscal 2026	Fiscal 2025
Audit Fees	$538,204	$527,517
Audit-Related Fees (1)	$33,000	$73,525
Tax Fees	$—	$—
All Other Fees (2)	$—
Total Fees	$571,204	$601,042

(1)
Audit-Related Fees for fiscal 2026 consist of fees for services related to a review of certain controls applicable to our China operations. Audit-Related Fees for fiscal 2025 consist of fees for services related to a review of the Company's fiscal 2025 restructuring activities, inventory reserve methodologies, and other matters.

The Audit Committee’s policy is to approve in advance all audit fees and terms and all non-audit services provided by the independent auditors. Under the policy, and in accordance with the Sarbanes-Oxley Act of 2002, any member of the Audit Committee who is an independent member of the Board of Directors may approve proposed non-audit services that arise between committee meetings, provided that the decision to pre-approve the service is presented at the next scheduled committee meeting. The Audit Committee pre-approved 100% of the services provided by Grant Thornton during fiscal 2026.

PROPOSAL 2: RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee of the Board is responsible for the appointment, compensation, and retention of our independent auditors. Grant Thornton LLP served as the independent auditors for the Company for fiscal year 2026. The Board of Directors recommends that the shareholders ratify the appointment of Grant Thornton LLP to serve as the independent auditors for the Company for fiscal year 2027. If the shareholders do not ratify this appointment, the Audit Committee will consider other independent auditors.

Grant Thornton LLP has served as the independent auditor for the Company since 2007. Representatives of Grant Thornton LLP are expected to attend the Annual Meeting and will have the opportunity to make any statements they consider appropriate and to respond to shareholders’ questions.

The Board of Directors recommends a vote “FOR” the proposal to ratify the selection of

Grant Thornton LLP as independent auditors for fiscal year 2027.

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Section 14A of the Securities Exchange Act of 1934 require that shareholders vote on an advisory resolution approving the compensation of the Company’s named executive officers (NEOs). A list of NEOs is provided in the “Summary Compensation Table” on page 30. This advisory vote, commonly referred to as a Say on Pay vote, is non-binding.

As outlined in the Executive Compensation and Other Information section beginning on page 21, the primary purpose of the Company’s executive compensation program is to reinforce key business and strategic objectives in support of long-term value creation. To that end, the fiscal 2026 compensation program focused on four objectives:

•
Embracing a pay-for-results philosophy, with total pay aligned with Company performance success through the use of management incentives;
•
Attracting and retaining management with the knowledge, skills, and ability to lead the Company successfully;
•
Fairly compensating management for their service to our Company, which in turn helps to retain and motivate them; and
•
Aligning the long-term interests of senior management with those of our shareholders by providing long-term incentive award opportunities in the form of performance-based restricted stock units and performance-based cash awards tied to challenging goals for the final year of a three-year performance period, with any earned awards up to target paid in stock and any earned awards above-target paid in cash.

The Compensation Committee, which is comprised exclusively of independent directors, approved an executive compensation philosophy in fiscal 2021 to begin positioning base salaries and target short-term and long-term incentive award opportunities for NEOs at or near market 50th percentile (or median) levels, as compared to the Company’s peer group, through gradual salary and incentive compensation increases over time, while continuing to place significant emphasis on variable pay to help align executive pay with performance and long-term shareholder value creation. However, this program was paused in fiscal 2023 in response to macroeconomic and industry headwinds affecting the Company’s business, when the Company implemented a freeze on base salaries for most employees with base salaries over $150,000, including all of our NEOs at the time. The Committee elected to continue to delay implementation of this program in each of fiscal 2024, 2025 and 2026. As such, neither the chief executive officer nor any other NEO received an increase in base salary in fiscal 2026. Based on these considerations, our executive compensation program for fiscal 2026 generally comprised:

•
setting base salaries at levels generally believed to be well below the 50th percentile market level compared to the Company’s peer group;
•
setting challenging financial targets for annual cash incentives, generally requiring significant year-over-year improvement and performance above the Company's internal annual operating plan budgets to achieve a target payout, despite ongoing economic headwinds;
•
providing only performance-based equity awards, along with a cash component for above-target performance, for long-term incentives in order to align executive pay with the Company’s longer-term success and shareholder interests; and
•
setting challenging performance goals for the fiscal 2026 long-term equity incentive program, which require significant improvements in profitability.

Relying on these factors, the Compensation Committee developed a fiscal 2026 compensation program that included a mixture of fixed and performance-based compensation. Fixed compensation for fiscal 2026 was characterized by a continued freeze in base salary for the chief executive officer and our other named executive officers. Performance-based compensation included annual bonuses tied to achievement of pre-established, short-term financial goals and equity awards designed to align executives’ long-term interests with those of shareholders. The Company encourages shareholders to read the Executive Compensation and Other Information section of this Proxy Statement for additional information on compensation policies and procedures for the fiscal 2026 year. This material is found on pages 21 to 29.

In addition, our corporate culture and compensation philosophy call for rewarding successful results, rather than effort, through performance-leveraged and variable incentives. Our compensation program for fiscal 2026 was intended to support the following:

•
continuing to be a leader in product innovation in our industry;
•
a planned and disciplined approach to managing our business and the utilization of capital;
•
maintaining a strong focus on increasing earnings, margin improvement, and balance sheet management;
•
prudent/calculated risk taking;

•
providing only very limited perquisites;
•
being more team-oriented than individual accountability oriented; and
•
a balanced perspective between short-term and long-term incentives and goals.

Because the Board of Directors and the Compensation Committee believe these compensation policies, procedures, and our corporate culture and compensation philosophy advance the Company’s short- and long-term interests, the Board recommends an advisory vote “FOR” the following resolution:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative disclosures in the Company’s proxy statement for the 2026 annual meeting of shareholders.”

While this vote is not binding on the Board of Directors, the Compensation Committee will consider the vote results when making future executive compensation decisions.

The Board of Directors recommends a vote “FOR” the advisory resolution approving the Company’s executive compensation.

SHAREHOLDER PROPOSALS FOR 2027 MEETING

Shareholders may submit proposals appropriate for shareholder action at the Company’s Annual Meeting consistent with the regulations of the Securities and Exchange Commission and the Company’s bylaws.

As prescribed by Rule 14a-8 under the Exchange Act, qualifying shareholders may present proper proposals for inclusion in our proxy statement for consideration at next year’s annual meeting of stockholders. For a Rule 14a-8 shareholder proposal to be timely and considered for inclusion in our proxy statement for our 2027 annual meeting of stockholders, the proposal must comply with all applicable requirements of Rule 14a-8, including with respect to ownership of our common stock, and our secretary must receive the written proposal at our principal executive offices by the deadline prescribed by Rule 14a-8 under the Exchange Act (provided that the 2027 Annual Meeting is not held more than 30 days from the first anniversary of the Annual Meeting, the applicable deadline will be April 15, 2027).

In addition, the Company’s bylaws establish an advance notice requirement for any proposals by shareholders, including nominations for director, to be considered at the Annual Meeting. Any such advance notice shareholder proposal, including director nominations, must comply with all of the requirements set forth in our articles of incorporation, our bylaws and applicable laws, rules and regulations. Our bylaws provide that, for business to be properly brought before an annual meeting by a stockholder, among other requirements specified therein, (i) the stockholder must be a stockholder of record at the time of the giving of the notice and at the time of the meeting, (ii) the stockholder must be entitled to vote at, and must be present at, the meeting, (iii) the stockholder must give timely written notice to our corporate secretary, and (iv) the notice must contain the information specified in our bylaws concerning the matter to be brought before such meeting and concerning the shareholder proposing such matter and, in the case of nominations for director, setting forth certain biographical and other information about the persons nominated and accompanied by the additional items and information specified in the Company's bylaws. In addition, shareholders who intend to solicit proxies in support of director nominees other than the company’s nominees must comply with the requirements of Rule 14a-19(b) under the Exchange Act. In general, to be timely, written notice must be received by the Company’s secretary not less than 90 days nor more than 120 days prior to the one-year anniversary of the Annual Meeting (provided that the 2027 Annual Meeting is not held more than 30 days before or more than 60 days after the first anniversary of the Annual Meeting), all as specified in the Company's bylaws (see also “Director Nomination Process” on page 17). Accordingly, to be considered at the 2027 Annual Meeting, proposals must be received by the Company’s secretary no earlier than May 26, 2027, and no later than June 25, 2027. Shareholder proposals should be directed to Culp, Inc., Attention: Corporate Secretary, CULP Innovation Center at Congdon Yards, 410 W. English Road, 5th Floor, High Point, North Carolina 27262.

If a shareholder who has notified us of his, her or its intention to present an advance notice shareholder proposal, including director nominations, at an annual meeting does not appear and a qualified representative of that shareholder does not appear to present his, her or its proposal at such annual meeting, such proposal shall be disregarded and we are not required to present the proposal for a vote at such annual meeting, notwithstanding that proxies in respect of such vote may have been received by us. You are advised to review our bylaws, which contain additional requirements regarding advance notice shareholder proposals, including director nominations.

DELIVERY OF ADDITIONAL COPIES OF PROXY STATEMENT AND ANNUAL REPORT

The rules promulgated by the SEC permit companies, brokers, banks or other intermediaries to deliver a single copy of proxy materials, or, where applicable, the Notice, to households at which two or more shareholders reside. Each shareholder, however, still receives a separate proxy card if he or she receives paper copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. Shareholders sharing an address who have been previously notified by their broker, bank or other nominee and have consented to householding will receive only one copy of our proxy statement and Annual Report or Notice. If you would like to opt out of this practice for future mailings and receive a separate proxy statement and annual report to stockholders or Notice for each shareholder sharing the same address, please contact your broker, bank or other nominee. The Company will promptly deliver, upon oral or written request, a separate copy of the notice and/or proxy materials to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies and/or requests for multiple copies of the notice and/or proxy materials in the future should be directed to Culp Inc., Attn. Justin M. Grow, Corporate Secretary, CULP Innovation Center at Congdon Yards, 410 W. English Road, 5th Floor, High Point, North Carolina 27262, or by calling (336) 889-5161 and asking to speak to Mr. Grow.

Shareholders residing at the same address and currently receiving multiple copies of the notice and/or proxy materials may contact the Company as noted above to request that only a single copy of the notice and/or proxy materials be mailed in the future.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This Proxy Statement contains “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934).

Such statements are inherently subject to risks and uncertainties that may cause actual events and results to differ materially from such statements. Forward-looking statements are statements that include projections, expectations, or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often but not always characterized by qualifying words such as “expect,” “believe,” “will,” “may,” “should,” “could,” “potential,” “continue,” “target,” “predict”, “seek,” “anticipate,” “estimate,” “intend,” “plan,” “project,” and their derivatives, and include but are not limited to statements about expectations, projections, or trends for our future operations, strategic initiatives and plans, restructuring and integration actions, production levels, new project launches, sales, profit margins, profitability, operating (loss) income, capital expenditures, working capital levels, cost savings (including, without limitation, anticipated cost savings from restructuring and integration actions), income taxes, SG&A or other expenses, pre-tax (loss) income, earnings, cash flow, and other performance or liquidity measures, as well as any statements regarding dividends, share repurchases, liquidity, use of cash and cash requirements, ending cash balances and cash positions, borrowing capacity, investments, potential acquisitions, cash and non-cash restructuring and restructuring-related charges, expenses, and/or credits, net proceeds from restructuring-related asset dispositions, future economic or industry trends, public health epidemics, or other future developments. There can be no assurance that we will realize these expectations or meet our guidance, or that these beliefs will prove correct.

Factors that could influence the matters discussed in such statements include the level of housing starts and sales of existing homes, consumer confidence, trends in disposable income, and general economic conditions. Decreases in these economic indicators could have a negative effect on our business and prospects. Likewise, increases in interest rates, particularly home mortgage rates, and increases in consumer debt or the general rate of inflation, could affect us adversely. Changes in consumer tastes or preferences toward products not produced by us could erode demand for our products. Changes in tariffs or trade policy, including changes in U.S. trade enforcement priorities, or changes in the value of the U.S. dollar versus other currencies, could affect our financial results because a significant portion of our operations are located outside the United States. Relatedly, litigation is ongoing as to whether businesses that paid tariffs that were invalidated by the U.S. Supreme Court in February 2026 may receive or retain refunds for those tariffs, and it may be uncertain as to whether the company may retain any such refunds, which could be significant. Also, economic or political instability in international areas could affect our operations or sources of goods in those areas, as well as demand for our products in international markets. The future performance of our business depends in part on our success in conducting and finalizing acquisition negotiations and integrating acquired businesses into our existing operations. The impact of public health epidemics on employees, customers, suppliers, and the global economy could also adversely affect our operations and financial performance. In addition, the impact of potential asset impairments, including impairments of property, plant, and equipment, inventory, or intangible assets, as well as the impact of valuation allowances applied against our net deferred income tax assets, could affect our financial results. Increases in freight costs, labor costs, and raw material prices, including increases in market prices for petrochemical products, can also significantly affect the prices we pay for shipping, labor, and raw materials, respectively, and, in turn, increase our operating costs and decrease our profitability. Also, our success in diversifying our supply chain with reliable partners to effectively service our global platform could affect our operations and adversely affect our financial results. Finally, the future performance of our business also depends on our ability to achieve our expected cost savings from past restructuring programs and to return our restructured bedding business to profitability, as well as our ability to successfully integrate our bedding and upholstery divisions and achieve the anticipated operating efficiency and cost reduction benefits of that and similar cost-reduction and efficiency initiatives. Further information about these factors, as well as other factors that could affect our future operations or financial results and the matters discussed in forward-looking statements, is included in Item 1A “Risk Factors” of our Annual Report on Form 10-K filed with the SEC.

Many of these factors are macroeconomic in nature and are, therefore, beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from those described in this Proxy Statement as anticipated, believed, estimated, expected, intended, planned or projected. The forward-looking statements included in this Proxy Statement are made only as of the date of this Proxy Statement. Unless required by United States federal securities laws, we neither intend nor assume any obligation to update these forward-looking statements for any reason after the date of this Proxy Statement to conform these statements to actual results or to changes in our expectations. A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances, and those future events or circumstances may not occur. Additional risks and uncertainties that we do not presently know about or that we currently consider to be immaterial may also affect our business operations or financial results.

IMPORTANT INFORMATION

This document contains disclosures about adjusted income statement information for the 12-month periods ended May 3, 2026, and April 27, 2025, which disclose: (i) adjusted loss from operations, a non-GAAP performance measure that we define under the annual incentive plan as the operating income or loss for a reporting unit as calculated and recorded on the reporting unit’s financial statements, but excluding extraordinary and non-recurring items, if any, including restructuring and related charges, goodwill or fixed asset impairment charges, prepayment fees on debt, other extraordinary charges or credits, and the effects of acquisitions, and (ii) adjusted EBITDA, a non-GAAP performance measure that we define under the annual incentive plan as the total, consolidated earnings of the Company before the deduction of interest, taxes, depreciation and amortization, excluding extraordinary and non-recurring items such as restructuring and related charges, goodwill or fixed asset impairment charges, prepayment fees on debt, other extraordinary charges or credits, and the effects of acquisitions, and also excluding any other items that the Compensation Committee deems appropriate for exclusion, all as calculated by the Company's accounting function. Details of these calculations and a reconciliation to information from our GAAP financial statements are set forth in the table in Appendix A in the back of this report that reflects the “Reconciliation of Selected Income Statement Information for the Twelve Months Ended May 3, 2026, and April 27, 2025.” Management uses adjusted income statement information in evaluating the financial performance of our overall operations and business segments and as a performance measure in our incentive-based executive compensation program. We note, however, that this adjusted income statement information should not be viewed in isolation or as a substitute for loss from operations calculated in accordance with U.S. GAAP.

OTHER MATTERS

The Company’s management is not aware of any matter that may be presented for action at the Annual Meeting other than the matters set forth herein. Should any matters requiring a vote of the shareholders arise, it is intended that the accompanying proxy will be voted in respect thereof in accordance with the best judgment of the person or persons named in the proxy, discretionary authority to do so being included in the proxy.

By Order of the Board of Directors,

FRANKLIN N. SAXON
Chairman

THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS SOLICITED, AND TO EACH PERSON REPRESENTING THAT AS OF THE RECORD DATE FOR THE ANNUAL MEETING HE OR SHE WAS A BENEFICIAL OWNER OF SHARES OF THE COMPANY, ON WRITTEN REQUEST, A COPY OF THE COMPANY’S 2026 ANNUAL REPORT ON FORM 10‑K TO THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS AND SCHEDULES THERETO. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO CULP, INC., ATTENTION: JUSTIN M. GROW, CORPORATE SECRETARY, CULP INNOVATION CENTER AT CONGDON YARDS, 410 W. ENGLISH ROAD, 5TH FLOOR, HIGH POINT, NORTH CAROLINA 27262.

APPENDIX A

RECONCILIATION OF ADJUSTED EBITDA

FOR THE TWELVE MONTHS ENDED MAY 3, 2026, AND APRIL 27, 2025

UNAUDITED

(AMOUNTS IN THOUSANDS)

	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Year Ended
	August 3,	November 2,	February 1,	May 3,	May 3,
	2025	2025	2026	2026	2026
Net loss	$(231)	$(4,306)	$(3,432)	$(2,242)	$(10,211)
Income tax expense	1,369	207	292	58	1,926
Interest income, net	(53)	(50)	(192)	(19)	(314)
Depreciation expense	1,111	1,057	974	963	4,105
Amortization expense	95	97	96	33	321
EBITDA	2,291	(2,995)	(2,262)	(1,207)	(4,173)
Restructuring (credit) expense	(3,508)	499	584	102	(2,323)
Restructuring related charge	—	931	—	—	931
Resolution of legal matter	—	—	(1,000)	—	(1,000)
Stock based compensation	156	177	129	163	625
Foreign currency exchange loss (1)	122	396	369	382	1,269
Adjusted EBITDA	$(939)	$(992)	$(2,180)	$(560)	$(4,671)

% Net Sales	(1.9)%	(1.9)%	(4.5)%	(1.1)%	(2.3)%

	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Year Ended
	July 28,	October 27,	January 26,	April 27,	April 27,
	2024	2024	2025	2025	2025
Net loss	$(7,260)	$(5,644)	$(4,126)	$(2,073)	$(19,103)
Income tax expense (benefit)	239	(50)	446	(243)	392
Interest income, net	(234)	(214)	(192)	(44)	(684)
Depreciation expense	1,581	1,496	1,211	1,152	5,440
Amortization expense	99	101	101	104	405
EBITDA	(5,575)	(4,311)	(2,560)	(1,104)	(13,550)
Restructuring expense	2,631	2,031	1,655	1,422	7,739
Restructuring related charge	115	769	624	113	1,621
Stock based compensation	176	188	158	128	650
Foreign currency exchange loss (gain) (1)	45	192	(334)	(48)	(145)
Adjusted EBITDA	$(2,608)	$(1,131)	$(457)	$511	$(3,685)

% Net Sales	(4.6)%	(2.0)%	(0.9)%	1.0%	(1.7)%

% Over (Under)	(64.0)%	(12.3)%	377.0%	(209.6)%	26.8%

Notes

(1) Represents non-cash foreign currency exchange loss (gain) related to the remeasurement of assets and liabilities denominated in currencies other than the U.S. dollar. Beginning in the quarter ended November 2, 2025, we modified our presentation of adjusted EBITDA to exclude this measure. We believe this change enhances investor insight into our operational performance by excluding the non-cash impact of changes in foreign currency exchange rates. In order to facilitate comparisons among prior periods, we have applied this modified definition of adjusted EBITDA to all periods presented.

RECONCILIATION OF SELECTED INCOME STATEMENT INFORMATION TO ADJUSTED RESULTS

FOR THE TWELVE MONTHS ENDED MAY 3, 2026, AND APRIL 27, 2025

UNAUDITED

(AMOUNTS IN THOUSANDS)

	As Reported		Adjusted Results
	May 3,		May 3,
	2026	Adjustments	2026

Net sales	$203,482	—	$203,482
Cost of sales (1)	(178,322)	931	(177,391)
Gross profit	25,160	931	26,091
Selling, general and administrative expenses	(34,668)	—	(34,668)
Restructuring credit (2)	2,323	(2,323)	—
Loss from operations	$(7,185)	(1,392)	$(8,577)

Notes

(1) During the twelve-month period ended May 3, 2026, restructuring related charges recorded in cost of sales represented losses on the disposal, valuation, and markdowns of inventory related to the consolidation of our North American bedding operations and the consolidation of certain facilities related to transforming our operating model to one integrated Culp branded business to reduce fixed costs.

(2) During the twelve-month period ended May 3, 2026, restructuring credit includes a gain from the sale of the manufacturing facility located in Quebec, Canada totaling $4.0 million, partially offset by charges related to transforming our operating model and the consolidation of certain facilities to further reduce fixed costs.

	As Reported		Adjusted Results
	April 27,		April 27,
	2025	Adjustments	2025

Net sales	$213,237	—	$213,237
Cost of sales (1)	(188,170)	1,621	(186,549)
Gross profit	25,067	1,621	26,688
Selling, general and administrative expenses	(35,705)	—	(35,705)
Restructuring expense (2)	(7,739)	7,739	—
Loss from operations	$(18,377)	9,360	$(9,017)

Notes

(1) During the twelve-month period ended April 27, 2025, restructuring related charges recorded in cost of sales represented losses on the disposal, valuation, and markdown of inventory mostly related to the closure of our former bedding manufacturing facility in Quebec, Canada.

(2) During the twelve-month period ended April 27, 2025, restructuring expense mostly represented charges related to the consolidation of our North American bedding manufacturing platform and the closure of our former bedding manufacturing facility in Quebec, Canada, as well as initial costs related to transforming our operating model and the consolidation of certain facilities to further reduce fixed costs.

CULP

VOTE

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Online
Go to www.investorvote.com/culp or scan the QR code — login details are located in the shaded bar below.

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Using a black ink pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A Proposals — The Board of Directors recommends a vote FOR the listed nominees, and FOR Proposals 2 and 3.

1. Election of Directors:

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - John Douglas Collier	☐	☐	02 - Robert G. Culp, IV	☐	☐	03 - Kimberly B. Gatling	☐	☐
04 - Lynn D. Heatherton	☐	☐	05 - Franklin N. Saxon	☐	☐	06 - William L. Tyson	☐	☐
07 - Mark Wilson	☐	☐						

Proposal	For	Against	Abstain
2. To ratify the appointment of Grant Thornton LLP as the Company's independent auditors for fiscal 2027.	☐	☐	☐
3. Say on Pay – On an advisory basis, to approve the compensation of our named executive officers as disclosed in the accompanying Proxy Statement.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Be sure to date and sign this Proxy. (Please sign exactly as your name appears on this card. If signing as attorney, administrator, executor, guardian, or trustee, please give such title. If signing on behalf of a corporation, please give name and title of authorized officer signing.)

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

72BV

04B38B

2026 Annual Meeting Admission Ticket

Culp, Inc. 2026 Annual Meeting of Shareholders

September 23, 2026, at 8:00 a.m. Eastern Time
410 W. English Road, 5th Floor,
High Point, NC 27262

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proxy — Culp, Inc.

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Robert G. Culp, IV, Kenneth R. Bowling, and Justin M. Grow, and each of them, attorneys-in-fact and proxies with full power of substitution, to act and vote as designated on the other side all the shares of common stock of Culp, Inc. held of record by the undersigned on July 28, 2026, which the undersigned is entitled to vote, at the Annual Meeting of Shareholders to be held on September 23, 2026, or any adjournment or adjournments thereof, with all powers which the undersigned would possess if present at the Annual Meeting of Shareholders.

This proxy will be voted as directed herein. If no direction is made, this proxy will be voted for the nominees listed in proposal 1, and for proposals 2 and 3. If, at or before the time of the meeting, any of the nominees listed on the reverse side has become unavailable for any reason, the proxies have the discretion to vote for a substitute nominee or nominees. This proxy also confers discretionary authority to vote on the approval of minutes, any matters incident to the conduct of the meeting, or any other matters that may properly come before the meeting.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.